Exhibit 99.1
TOREADOR RESOURCES CORPORATION
13760 Noel Road, Suite 1100
Dallas, TX75240-1383, U.S.A.
PROSPECTUS
Published in Connection with the Admission of Toreador Resources
Corporation’s Common Stock to Listing and Trading on the Professional
Segment of NYSE Euronext in Paris
Pursuant to Articles L. 412-1 and L. 621-8 of the Code Monétaire et Financier and Articles 211-1 to 216-1 of its General Regulation, the Autorité des marchés financiers (“AMF”) granted visa number 10-435, dated December 13, 2010, on this prospectus.
This prospectus has been prepared by the issuer and its signatory accepts the responsibility for its contents. In accordance with the provisions of Article L. 621-8-1-I of the Code Monétaire et Financier, the visa was granted after the AMF verified that the document was complete and comprehensible and that the information it contains was internally consistent. It does not imply that the AMF endorses the proposed transaction nor that it has validated the accounting and financial information presented herein.
Copies of this prospectus may be obtained free of charge from Toreador Resources Corporation at the address indicated above, at 9, rue Scribe, 75009 Paris, France, and from its paying agent, CACEIS Corporate Trust (Postal address: 14 rue Rouget de Lisle 92862 Issy-les-Moulineaux Cedex 9) and on the websites of Toreador Resources Corporation (www.toreador.net) and the AMF (www.amf-france.org).

NOTE TO THE PROSPECTUS
This prospectus is published solely in connection with the admission of Toreador Resources Corporation’s (“Toreador”) Common Stock to listing and trading on the Professional Segment of NYSE Euronext in Paris (“Euronext”).
Pursuant to Article 516-19 of the AMF General Regulation, an investor other than a qualified investor, within the meaning of b) of Point 4 of II of Article L. 411-2 of the Monetary and Financial Code, may not purchase Toreador’s Common Stock on the Professional Segment of Euronext unless such investor takes the initiative to do so and has been duly informed by the investment services provider about the characteristics of the segment.
This prospectus does not constitute an offer of, or an invitation by or on behalf of, Toreador to subscribe for or purchase the Common Stock. This prospectus does not constitute an offer to sell or an invitation to subscribe for or purchase any Common Stock.
Prospective investors should inform themselves as to the legal requirements and tax consequences within the countries of their residence and domicile for the acquisition, holding or disposal of securities and any foreign exchange restrictions that might be relevant to them.
The distribution of this prospectus in certain jurisdictions may be restricted by law, and therefore persons into whose possession this prospectus comes should inform themselves of and observe any such restrictions.
This prospectus, which contains material information concerning Toreador, was established pursuant to Articles 211-1 to 216-1 of the AMF General Regulation. Pursuant to Article 25 of Commission Regulation (EC) No 809/2004 of 29 April 2004 (the “Prospectus Regulation”), this prospectus is composed of the following parts in the following order:
(1)	a table of contents;

(2)	the summary provided for in Article 5(2) of Directive 2003/71/EC;

(3)	the risk factors linked to the issuer and the type of security covered by the issue; and

(4)
the cross-reference lists stipulated in Article 25.4 of the Prospectus Regulation presenting the information in the order stipulated in Annexes I and III of the Prospectus Regulation which, by application of Articles 3, 4, and 6 thereof, are required for this transaction.

This prospectus also contains in Chapter C supplemental information concerning Toreador and its business, provided at the AMF’s request. For a better understanding of the summary of the prospectus in Chapter A, the reader should read the entire prospectus, including Chapter C: Supplemental Information concerning Toreador, contained on pages 24-42 and all exhibits attached hereto.
Further, the prospectus contains the following documents:
-	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by Toreador with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2010 (“Toreador’s 10-K”);

-	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed by Toreador with the SEC on November 9, 2010 (“Toreador’s 10-Q”);

-	Definitive Proxy Statement on Schedule 14A, filed by Toreador with the SEC on May 3, 2010 (“Toreador’s Proxy Statement”);

-	Restated Certificate of Incorporation of Toreador and Certificate of Amendment to the Restated Certificate of Incorporation of Toreador;

-	Fourth Amended and Restated Bylaws of Toreador;

-	Current Reports on Form 8-K filed by Toreador with the SEC May 10, 2010 and May 13, 2010, as amended on November 3, 2010; and

-	Consolidated Financial Statements of Toreador as of December 31, 2008 and December 31, 2007.

TABLE OF CONTENTS

Chapter A: Prospectus summary		8

I.	GENERAL DESCRIPTION OF TOREADOR RESOURCES CORPORATION	8

	1.1. Introduction	8

	1.2. Business Strategy	10

II.	INFORMATION RELATING TO ADMISSION TO LISTING AND TRADING ON EURONEXT	10

III.	MAJOR SHAREHOLDERS	14

IV.	RISK FACTORS	14

V.	RECENT DEVELOPMENTS	15

VI.	FINANCIAL INFORMATION CONCERNING TOREADOR RESOURCES CORPORATION FOR THE FISCAL YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007 AND THE QUARTERS ENDED SEPTEMBER 30, 2010 AND 2009	16

VII.	DOCUMENTS ON DISPLAY	19

Chapter B: Risk factors		21

I.	BUSINESS RISK FACTORS	21

II.	MARKET RISK FACTORS	23

Chapter C: Supplemental information concerning Toreador Resources Corporation		25

I.	RIGHTS RELATED TO THE REGISTERED SHARES	25

	1.1. Type and the Class of the Securities Being Listed, Including the Security Identification Code	25

	1.2. Legislation Under Which the Securities Have Been Created	25

	1.3. Form of Securities, Name and Address of the Entity in Charge of Keeping the Records	25

	1.4. Currency of the Securities Issue	26

	1.5. Rights Attached to the Securities	26

	1.6. Anti-Takeover Statutes	28

	1.7. Indemnification of Directors and Officers	28

	1.8. Transferability	29

	1.9. Registration Number	29

	1.10. Market Risks	29

	1.11. Purpose of the Listing and Liquidity	29

	1.12. Market Capitalization	29

II.	STATEMENT OF CAPITALIZATION AND INDEBTEDNESS AS OF SEPTEMBER 30, 2010	30

	2.1. Capitalization and Indebtedness (in thousands of U.S. Dollars) at September 30, 2010	30

	2.2. Net Indebtedness (in thousands of U.S. Dollars) at September 30, 2010	31

III.	DIRECTORS AND EXECUTIVE OFFICERS — STATUTORY AUDITOR	32

	3.1. Board of Directors as of May 3, 2010	32

	3.2. Executive Officers as of May 3, 2010	33

	3.3. Statutory Auditor	33

IV.	EMPLOYEES	33

V.	ORGANIZATIONAL STRUCTURE	34

VI.	MAJOR SHAREHOLDERS	34

VII.	WORKING CAPITAL STATEMENT	34

VIII.	OIL RESERVES ESTIMATES AND EXPLORATION PERMITS	35

	8.1. General Consideration	35

	8.2. Oil Reserves	36

	8.3. Sales Volume and Revenues	38

	8.4. Exploration Permits and Applications	39

IX.	TAX CONSEQUENCES	40

	9.1. Capital Gains on disposal of Toreador Common Stock	41

	9.2. Withholding Tax	42

	9.3. Other Taxes and Duties	43

X.	DOCUMENTS ON DISPLAY	44

EXHIBITS		i

EXHIBIT I ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, FILED BY TOREADOR WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2010		i

EXHIBIT II QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2010, FILED BY TOREADOR WITH THE SEC ON NOVEMBER 9, 2010		ii

COMPANY REPRESENTATIVES FOR PROSPECTUS
1.1
Craig M. McKenzie, President and Chief Executive Officer of Toreador Resources Corporation and Marc Sengès, Chief Financial Officer of Toreador Resources Corporation, acting for and on behalf of Toreador Resources Corporation.

1.2
We each hereby declare, after taking all reasonable measures for this purpose and to the best of our knowledge, that the information contained in this prospectus is in accordance with the facts and that the prospectus makes no material omission.

/s/ Craig M. McKenzie
Craig M. McKenzie
President and Chief Executive Officer of Toreador Resources Corporation Paris, France, December 13, 2010

/s/ Marc Sengès
Marc Sengès
Chief Financial Officer of Toreador Resources Corporation Paris, France, December 13, 2010

CHAPTER A: PROSPECTUS SUMMARY
NOTE TO THE PROSPECTUS SUMMARY
VISA NUMBER 10-435 DATED DECEMBER 13, 2010 OF THE AMF
Note to the reader
This summary should be read as an introduction to the prospectus. Any decision to invest in the securities should be based on consideration of the prospectus as a whole by the investor. Where a claim relating to the information contained in a prospectus is brought before a court, the plaintiff investor might, under the national legislation of the Member States of the European Community or States party to the European Economic Area Agreement, have to bear the costs of translating the prospectus before the legal proceedings are initiated. Civil liability attaches to the persons who presented the summary, and any translation thereof, only if the content of the summary is misleading, inaccurate or inconsistent when read with other parts of the prospectus.
The following is a summary of some of the information contained in this prospectus. We urge you to read this entire document carefully, including the risk factors, our historical consolidated financial statements and the notes to those financial statements. Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and “Toreador” are to Toreador Resources Corporation, a Delaware corporation, and its subsidiaries collectively.

I.	GENERAL DESCRIPTION OF TOREADOR RESOURCES CORPORATION
     1.1.   Introduction
Toreador is an independent energy company engaged in the exploration and production of crude oil with interests in developed and undeveloped oil properties in the Paris Basin, France. We are currently focused on the development of our conventional fields and the exploitation of the prospective shale oil play within our Paris Basin acreage position.
The current legal structure of Toreador is as follows:

*
Toreador Energy France is a French société en commandite simple whose (i) general partner is Toreador France (686,158 general partnership interests) and (ii) limited partner is Toreador International Holding (2 limited partnership interests).

**
Toreador Exploration Ltd. (Cayman Islands) and Toreador Romania Ltd. (Cayman Islands) (both 100% held by Toreador) are dormant companies under liquidation process, which shall be completed in the first quarter of 2011.

***
Toreador International Holding LLC is a holding company the purpose of which was to own, in addition to Toreador France, the assets located in Hungary, Romania and Turkey, which were disposed of in 2009 (see Section 1.2 below).

We currently operate solely in the Paris Basin, which covers approximately 170,000 km2 of northeastern France, centered 50 to 100 km east and south of Paris. At October 31, 2010, we held interests in approximately 800,000 gross exploration acres. According to Gaffney, Cline & Associates Ltd, an independent petroleum and geological engineering firm (“Gaffney Cline”), as of December 31, 2009, our proved reserves were 5.8 Mmbbl1, our proved plus probable reserves were 9.1 Mmbbl and our proved plus probable plus possible reserves were 14.3 Mmbbl. Our production for 2009 averaged approximately 900 bbl2 per day from two conventional oilfield areas in the Paris Basin — the Neocomian Complex (“Neocomian Complex”) and Charmottes (“Charmottes”) fields (for more information concerning the Neocomian Complex and Charmottes, please refer to page 9 of the 10-K). As of October 31, 2010, production from these oil fields represented substantially all of our revenue. We intend to maintain production from these mature assets using suitable enhanced oil recovery techniques. In addition to this production base, we have identified several additional conventional exploration targets. We received well results on the La Garenne, the first of these targets, in January 2010. The well confirmed a five-meter reservoir within a 50-meter oil column in the target Dogger formation, but low permeability in the vicinity of the wellbore. A decision regarding whether or not to drill a horizontal appraisal well and to develop the reservoir will be made in the first quarter of 2011.
On May 10, 2010, Toreador Energy France S.C.S. (“TEF”), a company organized under the laws of France and an indirect subsidiary of the Company, entered into an Investment Agreement (the “Investment Agreement”) with Hess Oil France S.A.S. (“Hess”), a company organized under the laws of France and a wholly owned subsidiary of Hess Corporation, a Delaware corporation, pursuant to which (x) Hess may become a 50% holder of TEF’s working interests in its awarded and pending exploration permits in the Paris Basin (the “Permits”) and (y) (1) Hess made a $15 million upfront payment to TEF, (2) Hess has the right to invest up to $120 million in fulfillment of a two-phase work program (the “Work Program”) and (3) TEF would be entitled to receive up to a $130 million of success fees comprised of (x) a success fee based on proved developed oil reserves up to a maximum of $80 million and (y) a success fee if oil production exceeds an agreed threshold, up to a maximum of $50 million, each of which is subject to reduction under certain circumstances. For a further description of such agreement, please see Exhibit II. In addition, a copy of this agreement is set forth in Exhibit VII Part 1.
We are also currently focused on exploiting our shale oil acreage in the Paris Basin and more generally developing our French business. Our current priority is to execute with our strategic partner, Hess, a proof of concept program by drilling, completing and testing six or more unconventional exploration wells, it being specified that the first four related permit applications have been approved by the French authorities. On November 10, 2010, Hess executed an agreement for the provision of drilling and related services for the initial six firm wells targeting the Liassic shale oil source rock system.

[1]	“Mmbbl” meaning one million bbl (as defined below).

[2]	“bbl” meaning stock tank barrel.

The first well in the series, which is forecast to be spud in January 2011, will be located on the Chateau Thierry exploration permit. The well will be drilled vertically to an expected total depth of 3,000 meters. The primary geologic target of the well is the Liassic section, the top of which is expected to be encountered at an approximate depth of 2,300 meters. Conventional cores will be taken throughout the Liassic section to evaluate reservoir and rock properties.
Hess and Toreador have approved a joint venture budget for 2011, which totals $56 million in firm spending (which will be funded out of Hess’s commitments under the terms of the Investment Agreement) and a possible additional $20 million of discretionary spending that will be decided at a later date between Hess and Toreador.
     1.2.  Business Strategy
          The primary components of our strategy are:
•
Focus on France.    All of our oil assets are currently located in France, having disposed of our interests in Turkey, Romania and Hungary in 2009. We believe we can leverage our substantial acreage position and our experience and industry relationships in France to grow the Company.

•	Capture, develop and accelerate conventional prospects. We have identified a number of conventional oil prospects, which we intend to evaluate for potential development, beginning with La Garenne.

•	Target the prospective unconventional oil resource play. We are currently working with Hess on our proof of concept program and potential development of our Paris Basin shale oil acreage position.

•
Seize the opportunities for external growth.    We continue to evaluate and, where appropriate, intend to pursue acquisition opportunities on terms we consider favorable. In particular, we consider acquisitions of businesses or interests that will complement and allow us to expand our activities. However, currently, we have no binding commitments related to any acquisitions.

•	Continue to focus on operational costs. Since the beginning of 2009, we have improved operational efficiencies, and we continue to focus on maintaining efficient operations.

•	Seek and maintain optimal capital structure. We intend to maintain a conservative capital structure over time.

II.	INFORMATION RELATING TO ADMISSION TO LISTING AND TRADING ON EURONEXT

Issuer
Toreador Resources Corporation, a Delaware corporation, with its principal executive offices at 9, rue Scribe, 75009 Paris, France and its registered office at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, U.S.A.

Stock Exchange Listing	Our Common Stock is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “TRGL”.

We have applied for admission to listing and trading on the Professional Segment of Euronext of 25,828,705 shares of common stock (as of November 9, 2010) (the “Existing Common Stock”) as well as the shares that would result from (i) the conversion of the 8.00%/7.00% Convertible Senior Notes (as defined below), i.e.,

3,101,077 shares as of November 9, 2010 and (ii) the exercise of stock options, i.e., 62,370 shares as of September 30, 2010 (together the “Common Stock”).

On December 13, 2010, Euronext approved our application for listing and trading of our Common Stock on Euronext. Our Common Stock will be listed under the symbol “TOR”.

The Euronext listing is intended to promote additional liquidity for all investors and provide greater access to Toreador’s Common Stock among European fund managers who may be required to invest in Euro-zone markets or currencies only. Such Euronext listing in Paris is in keeping with our focus on exploiting our shale oil acreage in the Paris Basin and more generally developing our French business.

Transfer Agent and Registrar for Shares	American Stock Transfer & Trust Company.

Paying Agent	CACEIS Corporate Trust (Postal address: 14 rue Rouget de Lisle 92862 Issy-les-Moulineaux Cedex 9).

Securities Identification Code	CUSIP number :891050106. ISIN : U.S.8910501068.

Authorized Capital
50,000,000 shares of Common Stock, $0.15625 par value per share and 4,000,000 shares of preferred stock, $1.00 par value per share (the “Preferred Stock”).

As of November 9, 2010, 25,828,705 shares outstanding of our Common Stock. There are currently no shares of Preferred Stock outstanding.

Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. See “Voting Rights” on page 26 of this prospectus. However, the NASDAQ rules require stockholder approval of certain issuances of common stock or securities convertible into or exchangeable for common stock equal to 20% or more of the common stock or voting power outstanding prior to such issuance. The NASDAQ rules do not set out any specific time limit in which the 20% threshold is determined.

Accordingly, subject to the above limitations, Toreador’s board of directors (the “Board”) may issue up to a maximum of 21,007,848 shares of Common Stock at a price equal to or higher than the par value of $0.15625 per share without authorization from the stockholders. No other price restrictions apply. Any issue of Common Stock would give rise to a registration statement under the SEC rules, absent any available exemption such as certain issuances of Common Stock solely to qualified institutional buyers.

The Company has equity compensation plans under which Common Stock may be provided to directors or employees of the Company. The Company’s obligations in this respect may be satisfied either by Common Stock held in treasury or by newly issued Common Stock. There were, as of November 9, 2010, 1,339,421 shares of Common Stock available for issuance under Toreador’s equity compensation plans by virtue of awards that may be granted in the future under such plans and, as of September 30, 2010, 62,370 Common Stock options previously granted and not yet exercised. For more information regarding these equity compensation plan awards, see pages F-30 — F-32 of Exhibit I (Note 11. Stock Compensation Plans) and pages

21-25 of the Proxy Statement (from “Grants of Plan Based Awards” up to “Option Exercises and Stock Vested in 2009”).

A shareholder who currently holds 1% of the share capital of Toreador would, upon conversion of all the 8.00%/7.00% Convertible Senior Notes and issuance of all the shares to be issued upon exercise of the stock options, hold 0.89% of the share capital.

Dividend Policy
Dividends on our Common Stock may be declared and paid out of funds legally available when and as determined by our Board of Directors. Our Board of Directors plans to continue our policy of holding and investing corporate funds on a conservative basis, retaining earnings to finance the growth of our business. Therefore, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. No dividends were paid in 2008, 2009 and 2010 to date.

First Paris Trading Date	Trading (continuous trading) in the Existing Common Stock on the Professional Segment of Euronext to start on December 17, 2010.

Use of Proceeds	We will not receive any proceeds from the admission to listing and trading of the Existing Common Stock on Euronext.

Currency of Trading	Trading of our Common Stock on Euronext will be in Euros.

Settlement	Settlement of any transactions on Euronext is expected to occur through the book-entry facilities of Euroclear France.

Liquidity
At this time, Toreador does not intend to enter into any agreement with a liquidity provider in connection with the listing of its Common Stock on Euronext. However, Toreador reserves the right to enter into such an agreement in the future, subject to compliance with applicable legislation in France and the U.S.

Until such time that an agreement is entered into with a liquidity provider (if ever), liquidity in the Common Stock will result initially from execution on Euronext of sell orders in respect of Common Stock currently traded on the NASDAQ and future trading in the Common Stock on Euronext with settlement through Euroclear France.

Market Capitalization for the US and French Markets
Based on 25,828,705 shares of Common Stock issued and outstanding as of November 9, 2010 (excluding the 721,027 shares of Common Stock held in treasury), and the closing price of the Common Stock on the NASDAQ on November 9, 2010 of $14.36, Toreador had a market capitalization on the NASDAQ of approximately $360,546,256, which, based on the exchange rate on November 9, 2010 ($1 = EUR 0.7265), corresponds to approximately EUR 261,936,855.

Common Share Price Performance

			Traded Volume
			(million of	Traded Value
	High	Low	shares)	(million $)
2010:
Third quarter	$11.56	$5.34	14.70	116.65
Second quarter	9.84	5.31	25.95	187.86
First quarter	13.69	7.02	35.27	353.17
2009:
Fourth quarter	$11.58	$7.60	21.50	191.87
Third quarter	10.79	4.50	7.97	60.19
Second quarter	7.26	2.39	4.31	23.45
First quarter	4.74	1.96	3.49	10.60
2008:
Fourth quarter	$9.67	$2.84	4.52	25.32
Third quarter	10.15	6.45	7.20	57.38
Second quarter	10.49	7.40	9.10	78.78
First quarter	10.58	6.15	7.70	66.77
Performance Graph
ASSUMES $100 INVESTED IN JAN. 01, 2005
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2009

III.	MAJOR SHAREHOLDERS
The following table sets forth information with respect to beneficial ownership of Common Stock as of December 6, 2010 by each person who was known by Toreador to “beneficially own” (as determined in accordance with SEC rules) 5% or more of the Common Stock (as reflected in reports filed by such persons with the SEC on Schedule 13D or Schedule 13G, as applicable). The percentages below are based on 25,828,705 shares of Common Stock outstanding (including 721,027 shares of treasury stocks) as of December 6, 2010.

	Toreador Common Stock
	Beneficially Owned
	Number of Shares		Percent of Class
Palo Alto Investors, LLC 470 University Avenue Palo Alto, CA94301	1,906,000	(6)	7.38	%(6)

Samana Capital LP 35 Ocean Reef Drive Suite 142 Key Largo, Florida 33037	1,450,000	(8)	5.61	%(8)

David M. Brewer and Joseph E. Griesedieck, III c/o The Madison Group 590 Madison Avenue, 21st Floor New York, NY 10022	1,373,761	(4)	5.32	%(4)

Zazove Associates, LLC 4801 West Petetson Suite 615 Chicago, IL 60646	3,101,077	(7)	10.72	%(7)

(4), (6), (7), see footnotes (4), (6), (7) on page 30 and 31 of the Proxy Statement.
(8)Samana Capital, L.P. is the direct owner of 1,450,000 shares. Each of Morton Holdings, Inc., the general partner of Samana Capital, L.P., and Philip B. Korsant may be deemed to beneficially own such shares.

IV.	RISK FACTORS
Set forth below and in Chapter B — Risk Factors in this prospectus are summaries of certain of the risks, uncertainties and other factors that may affect our future results. The full description of these and other risk factors is included on pages 19-32 and page 67-69 of Toreador’s 10-K attached as Exhibit I to this prospectus. The risk factors summarized below should be read in conjunction with the other risk factors and forward-looking statements in Toreador’s 10-K.
•	We may not be able to maintain or renew our existing exploration permits or exploitation concessions or obtain new ones, which could reduce our proved reserves.

•	Our financial success depends on our ability to replace our reserves in the future.

•	The loss of the current single purchaser of our oil production could have a material adverse effect on our financial condition and results of operations.

•	A decline in oil prices will have an adverse impact on our operations (particularly in higher cost unconventional exploration) and economic conditions are highly uncertain.

•	Any disruption in production, development or our ability to produce and sell oil in France would have a material adverse effect on our results of operations or reduce future revenues.

•	Exploration activities in the Paris Basin expose us to extensive regulations (including environmental).

•	Reserve estimates depend on many assumptions that may turn out to be inaccurate.

V.	RECENT DEVELOPMENTS
     5.1.   Liquidity recent developments
In 2009, following the disposal of our assets in Turkey and Romania, we repaid and retired our $30 million principal revolving credit facility with International Finance Corporation. In 2008 and 2009, the Company repurchased $6 million and $25.7 million, respectively, of its 5.00% Convertible Senior Notes due 2025 (the “5.00% Notes”) on the open market. In addition, on February 1, 2010, the Company consummated an exchange transaction, in which it issued $31,631,000 aggregate principal amount of new 8.00%/7.00% Convertible Senior Notes due 2025 (the “8.00%/7.00% Notes”) in exchange for $22,231,000 principal amount of the 5.00% Notes and $9.4 million cash. Following the repurchase of $32,256,000 aggregate principal amount of the 5.00% Notes on October 1, 2010 and the redemption of the remaining $129,000 principal amount outstanding of the 5.00% Notes on November 24, 2010, our sole long-term debt currently consists of the 8.00%/7.00% Notes. For further information, please see Exhibit II.
     5.2.   Recent financial results
On November 9, 2010, Toreador reported third-quarter results and nine-month results from January 1, 2010 to September 30, 2010.
Diluted loss per share for the nine-month period expired on September 30, 2010 decreased to $(0.15) per diluted share, compared to diluted loss of $(1.00) per share for the nine-month period expired on September 30, 2009. Sales and other operating revenue for the nine months ended September 30, 2010 was $17.5 million, as compared to $13.1 million for the nine months ended September 30, 2009. This increase is primarily due to the global increase in oil prices at which we sell our oil from an average of $51.93 per barrel in the nine months ended September 30, 2009 to an average of $74.81 per barrel in the nine months ended September 30, 2010.
Other income for the nine months ended September 30, 2010 was $15.6 million, which represented (i) the $15 million upfront payment received from Hess on June 10, 2010 under the Investment Agreement and (ii) $560,000 invoiced to Hess under the terms of the Investment Agreement for all personal general and administrative costs associated with its activities as operator of the exploration permits in the Paris Basin, compared to $121,000 recorded for the same period of 2009 related to the sale of a royalty interest in producing properties located in Canada. For further information, please see Exhibit II.

VI.	FINANCIAL INFORMATION CONCERNING TOREADOR RESOURCES CORPORATION FOR THE FISCAL YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007 AND THE QUARTERS ENDED SEPTEMBER 30, 2010 AND 2009
The consolidated financial statements of Toreador set out in this prospectus have been prepared in accordance with U.S. GAAP, as authorized by the decision of the European Commission of December 12, 2008.
The following selected financial data of Toreador have been derived from the historical consolidated financial statements referred to below and should be read in conjunction with such consolidated financial statements and the notes included therein.
The reader’s attention is called to Toreador’s consolidated financial statements attached as Exhibit I and Exhibit VI.
The following select condensed consolidated statements of income data for the quarters ended September 30, 2010, and September 30, 2009, and condensed consolidated balance sheet data at September 30, 2010, are derived from Toreador’s condensed consolidated unaudited financial statements contained on pages 1-48 of Toreador’s 10-Q attached as Exhibit II.

SELECTED THREE YEAR FINANCIAL DATA
(In thousands, except per share data)

	Years Ended December 31,
	2009	2008	2007
	(Amounts in thousands, except per share
	amounts)
Operating Results:
Revenues	$19,236	$34,150	$25,907
Costs and expenses	(35,415)	(32,586)	(29,473)
Operating income (loss)	(16,179)	1,564	(3,566)
Other income (expense)	397	(3,082)	(2,384)
Income (loss) from continuing operations before income tax	(15,782)	(1,518)	(5,950)
Income tax benefit (provision)	450	(5,502)	1,402
Income (loss) from continuing operations, net of tax	(15,332)	(7,020)	(4,548)
Income (loss) from discontinued operations, net of tax	(10,080)	(101,585)	(69,873)
Dividends on preferred shares	—	—	(162)
Income (loss) available to common shares	(25,412)	(108,605)	(74,583)
Basic income (loss) available to common shares per share	(1.24)	(5.48)	(4.07)
Diluted income (loss) available to common shares per share	(1.24)	(5.48)	(4.07)
Weighted average shares outstanding
Basic	20,564	19,831	18,358
Diluted	20,564	19,831	18,358

Balance Sheet Data:
Working capital	$(30,193)	$73,286	$203,591
Oil and natural gas properties, net	74,621	72,753	80,983

SELECTED THREE YEAR FINANCIAL DATA
(In thousands, except per share data) — (Continued)

	Years Ended December 31,
	2009	2008		2007
	(Amounts in thousands, except per share
	amounts)
Oil and natural gas properties held for sale, net	—	91,959		190,968
Total assets	97,155	207,156		323,111
Debt, including current portion	54,616	110,275		116,250
Stockholders’ equity	6,137	52,560		163,825

Cash Flow Data:
Net cash provided by (used in) operating activities	$(7,345)	$16,766		$(12,434)
Capital expenditures for oil and natural gas property and equipment, including acquisitions	3,386	(770	)(1)	3,824
Capital expenditures for oil and natural gas property and equipment held for sale	4,528	11,472		86,820

(1)	Due to overaccrual in 2007.
SELECTED QUARTERLY FINANCIAL DATA
(In thousands, except per share data — Unaudited)
Statements of Income

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating Results:
Revenues and other income	$6,563	$5,204	$33,020	$13,217
Operating costs and expenses	5,928	7,012	20,174	24,351
Operating income (loss)	635	(1,808)	12,846	(11,134)
Other income (expense)	(3,905)	(365)	(9,958)	1,668
Income (loss) before taxes from continuing operations	(3,270)	(2,173)	2,888	(9,466)
Income tax (benefit) provision	(666)	(232)	5,683	(1,002)
Loss from continuing operations, net of income taxes	(2,604)	(1,941)	(2,795)	(8,464)
Loss from discontinued operations, net of income taxes	(290)	(10,518)	(1,113)	(11,988)
Net loss available to common shares	(2,894)	(12,459)	(3,908)	(20,452)

SELECTED QUARTERLY FINANCIAL DATA
(In thousands, except per share data — Unaudited) — (Continued)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Basic loss available to common shares per share	(0,12)	(0,59)	(0,17)	(1)
Diluted loss available to common shares per share	(0,11)	(0,59)	(0,15)	(1)
Weighted average shares outstanding
Basic	24,660	20,869	24,393	20,428
Diluted	25,917	20,869	25,811	20,428

	September 30, 2010	December 31, 2009
Balance Sheet Data:
Oil and natural gas properties, net	$65,876	$74,621
Total assets	132,278	97,155
Total liabilities	101,064	91,018
Stockholders’ equity	31,214	6,137

	Nine Months Ended
	September 30,
	2010	2009
Cash Flow Data:
Net cash provided by (used in) operating activities	$7,787	$(11,166)
Additions to property and equipment	(298)	(4,521)
VII.    DOCUMENTS ON DISPLAY
As a public company, we regularly file reports and proxy statements with the SEC. These reports are required by the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and include, but are not limited to:
•	annual reports on Form 10-K;

•	quarterly reports on Form 10-Q;

•	current reports on Form 8-K;

•	proxy statements on Schedule 14A; and

•	any amendments to those reports.
As of the date of this prospectus, no material changes to the information contained in Exhibits I to III to this prospectus have occurred except as otherwise included in this prospectus.

The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that we file electronically.
We make available free of charge access to our SEC filings as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC through our website at www.toreador.net. Other reports filed with the SEC under the Exchange Act, are also available including the proxy statements and reports filed by officers and directors under Section 16(a) of that Act. These reports may be found on our website by selecting the option entitled “SEC Filings” under the “Investor Relations” section of the website. The reference to our website address does not constitute incorporation by reference of the information contained on our website and should not be considered part of this prospectus.
Copies of the above referenced information will also be made available, free of charge, by calling + 1 214 559 3933 or upon written request to:
Toreador Resources Corporation
Investor Relations
13760 Noel Road, Suite 1100
Dallas, TX75240-1383, U.S.A.
or
Toreador Holding S.A.S
9, rue Scribe
75009 Paris, France

CHAPTER B: RISK FACTORS
I.    BUSINESS RISK FACTORS
Set forth below are summaries of the risks, uncertainties and other factors that may affect our future business and results. The full description of these risk factors is included on pages 19-32 (Risk Factors), pages 67-68 (Quantitative and Qualitative Disclosure About Market Risk) and pages 68-69 (Controls and Procedures) of the 10-K.
Risks Related to Our Company
•	We may require additional capital in the future, which may not be available on favorable terms, if at all.

•	We may not be able to maintain or renew our existing exploration permits or exploitation concessions or obtain new ones, which could reduce our proved reserves.

•	Our indebtedness could materially adversely affect our financial health, limit our ability to finance capital expenditures and future acquisitions and prevent us from executing our business plan.

•	We have incurred net losses in recent years, and there can be no assurance we will be profitable in the future.

•	Our financial success depends on our ability to replace our reserves in the future.

•	Since we do not hold title to our properties but rather hold exploration permits and exploitation concessions granted to us by the French government, the SEC may require that a portion of reported proved reserves associated with these permits not be included in our proved reserves.

•	The loss of the current single purchaser of our oil production could have a material adverse effect on our financial condition and results of operations.

•	Hedging activities may require us to make significant payments that are not offset by sales of production and may prevent us from benefiting from increases in oil prices.

•	We depend on our senior management team and other key personnel. Accordingly, the loss of any of these individuals could adversely affect our business, financial condition and results of operations and future growth.

•	It may not be possible to serve process on our directors and officers or enforce judgments against them or us.

•	Our operations are in France and we have previously operated in other international jurisdictions and we are subject to political, economic and legal risks and other uncertainties.

•	All of our revenues are currently attributable to our properties in the Paris Basin in France.

•	Any disruption in production, development or our ability to produce and sell oil in France would have a material adverse effect on our results of operations or reduce future revenues.

•	Our operations are subject to currency fluctuation risks.

•	We have identified a material weakness in our internal control over financial reporting.

•	Failure to maintain effective internal controls could have a material adverse effect on our operations and our stock price.

•	In connection with the sales of our assets in Turkey in 2009, we granted certain significant indemnities to the purchasers of those assets (please see pages F-32 and F-33 of the 10-K and pages 16 and 17 of the 10-Q for further details).

•	We face certain litigation risks, and unfavorable results of legal proceedings could have a material adverse effect on us. Except for the proceedings described in pages 32 and 33 of the 10-K and pages 16 and 17 of the 10-Q, there are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Toreador is aware), which may have or have had during the last 12 months a material impact on Toreador Resources Corporation’s financial position or Toreador Resources Corporation’s profitability or on those of Toreador’s group as a whole.

•	Acquisition prospects may be difficult to assess and may pose additional risks to our operations.
Risks Related to Our Industry
•	A decline in oil prices will have an adverse impact on our operations, and economic conditions are highly uncertain.

•	Competition in the oil and natural gas industry is intense, and many of our competitors have greater financial, technological and other resources than we do.

•	The unavailability or high cost of drilling rigs, equipment, supplies, insurance, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

•	We are subject to complex laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations.

•	Our business exposes us to liability and extensive environmental regulation.

•	Terrorist activities may adversely affect our business.

•	We face numerous risks in finding commercially productive oil reservoirs, including delays in our drilling operations as a result of factors that are beyond our control and that may not be covered by insurance.

•	Reserve estimates depend on many assumptions that may turn out to be inaccurate.

•	You should not assume that the present value of our proved reserves is the current market value of our estimated oil reserves.
Risks Related to Our Common Stock
•	Our stock’s public trading price has been volatile, which may depress the trading price of our Common Stock.

•	We do not intend to pay cash dividends on our Common Stock in the foreseeable future.

•	We may issue equity securities, including upon conversion of existing securities, that may depress the trading price of our Common Stock and may dilute the interests of our existing stockholders.

•	Provisions in the indentures for our convertible senior notes and our charter and Delaware law could discourage an acquisition of us by a third party, even if the acquisition would be favorable to holders of our Common Stock.

•	The personal liability of our directors for monetary damages for breach of their fiduciary duty of care is limited by the Delaware General Corporation Law and by our certificate of incorporation.

•	We have the ability to issue “blank check” preferred stock, which, if issued, could affect the rights of holders of our Common Stock.
II.    MARKET RISK FACTORS
     The risks inherent in our market-sensitive instruments are the potential loss arising from adverse changes in oil prices and foreign currency exchange rates as discussed below. The sensitivity analysis however, neither considers the effects that such adverse changes may have on overall economic activity nor does it consider additional actions we may take to mitigate our exposure to such changes. Actual results may differ.
     The following quantitative and qualitative information is provided about financial instruments from which we may incur future earnings gains or losses from changes in commodity prices. We do not designate our derivatives as hedges; however, we do not enter into derivative or other financial instruments for trading purposes.
Oil Prices
     We market our oil production primarily on a spot market basis. As a result, our earnings could be affected by changes in oil prices, regulatory matters or demand for oil. As market conditions dictate, from time to time we will lock in future oil prices using various hedging techniques. We do not use such financial instruments for trading purposes, and we are not a party to any leveraged derivatives.
Foreign Currency Exchange Rates
     The functional currency of our French operations is the Euro. While our oil sales are calculated on a U.S. dollar basis, we are exposed to the risk that the values of our French assets will decrease and that the amounts of our French liabilities will increase.
Derivative Financial Instruments
     At times we utilize commodity derivative instruments as part of our risk management program. These transactions are generally structured as either swaps or collar contracts. A swap has the effect of an outright sale at a specific price. A collar has the effect of creating a sale only if a floor or ceiling price is exceeded. These instruments (i) reduce the effect of the price fluctuations of the commodities we produce and sell and (ii) support our annual capital budgeting and expenditure plans. When we had our senior credit facilities that required these instruments, these instruments protected the amounts required for servicing outstanding debt and maximized the funds available under these facilities. The trading party that represents the other side of each of these transactions is known as a “counterparty.”

Currently we have the following derivative outstanding.

Type	Period	Barrels	Floor	Ceiling
Collar	January 1 — December 31, 2010	182,500 (per year)	$68.00	$81.00
Collar	January 1 — December 31, 2011	500 (per day)	$78.00	$91.00
     See Note 2 (Significant Accounting Policies) of Notes to Consolidated Financial Statements set forth pages F-8 to F-15 of the 10-K for a description of our accounting policies followed relative to derivative financial instruments and for specific information regarding the terms of our derivative financial instruments that are sensitive to changes in crude oil commodity prices.

CHAPTER C: SUPPLEMENTAL INFORMATION CONCERNING TOREADOR RESOURCES CORPORATION
I.    RIGHTS RELATED TO THE REGISTERED SHARES
1.1.  Type and the Class of the Securities Being Listed, Including the Security Identification Code
Our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.15625 par value per share, and 4,000,000 shares of Preferred Stock, $1.00 par value per share.
As of November 9, 2010, 25,828,705 shares of Common Stock were issued and outstanding (of which 721,027 were held in treasury), 3,101,077 reserved for issuance in connection with the Company’s 8.00%/7.00% Convertible Senior Notes Due 2025 and, as of September 30, 2010, there were 62,370 shares of Common Stock reserved for issuance in connection with stock options issued pursuant to the Company’s equity compensation plan as discussed below. As of November 9, 2010, 21,007,848 shares of Common Stock were available for issuance. No shares of Preferred Stock are currently issued and outstanding.
The Common Stock is listed on the NASDAQ under the symbol “TRGL.” The CUSIP number assigned to the Common Stock is 891050106. The ISIN is U.S.8910501068.
We have applied for admission to listing and trading on the Professional Segment of Euronext of 25,828,705 shares of Common Stock as well as the shares that would result from (i) the conversion of the 8.00%/7.00% Convertible Senior Notes (as defined below), i.e., 3,101,077 shares as of November 9, 2010 and (ii) the exercise of stock options, i.e., 62,370 shares as of September 30, 2010.
The Company has equity compensation plans under which Common Stock may be provided to directors or employees of the Company. The Company’s obligations in this respect may be satisfied either by Common Stock held in treasury or by newly issued Common Stock. As of November 9, 2010, there were 1,339,421 shares of Common Stock available for issuance under Toreador’s equity compensation plans by virtue of awards that may be granted in the future under such plans and, as of September 30, 2010, there were 62,370 Common Stock options previously granted and not yet exercised. For more information regarding these equity compensation plan awards, see pages F-30 — F-32 of Exhibit I (Note 11. Stock Compensation Plans) and pages 21-25 of the Proxy Statement (from “Grants of Plan Based Awards” up to “Option Exercises and Stock Vested in 2009”).
A shareholder who currently holds 1% of the share capital of Toreador would, upon conversion of all the 8.00%/7.00% Convertible Senior Notes and issuance of all the shares to be issued upon exercise of the stock options, hold 0.89% of the share capital.
1.2.  Legislation Under Which the Securities Have Been Created
Our Existing Common Stock was created under the Delaware General Corporation Law (“DGCL”).
1.3.  Form of Securities, Name and Address of the Entity in Charge of Keeping the Records
In general, stockholders may hold Common Stock either in certificated or street name form. The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company (“ASTTC”).
ASTTC can be contacted through the web at www.amstock.com, by telephone at 800-937-5449, by email at info@amstock.com, or by mail at: 59 Maiden Lane, Plaza Level, New York, New York 10038, U.S.A. ASTTC’s international direct dial number is +1 718-921-8124.

Toreador’s paying agent in France is CACEIS Corporate Trust (Postal address: 14 rue Rouget de Lisle 92862 Issy-les-Moulineaux Cedex 9).
1.4.  Currency of the Securities Issue
Trading of our Common Stock on Euronext will be in Euros.
1.5.  Rights Attached to the Securities
Dividend Rights.    Dividends on Common Stock may be paid at such times and in such amounts as Toreador’s Board (the “Board”) shall determine. Entitlement to dividends is subject to the provisions of law and the rights of the holders of any other class of securities that Toreador may have outstanding in the future. In the event of dissolution, liquidation or winding up of Toreador, holders of Common Stock are entitled to share in any assets of Toreador remaining after satisfaction in full of its liabilities and satisfaction of such dividend and liquidation preferences as may be possessed by the holders of other classes of securities that Toreador has or may have outstanding in the future.
Voting Rights.    Each holder of Common Stock is entitled to one vote for each share of Common Stock on all matters on which stockholders are generally entitled to vote.
At any meeting of stockholders, one-third of all the shares entitled to vote on a matter, represented by stockholders present in person or by proxy, shall constitute a quorum. If a quorum is not present at any meeting of stockholders, the stockholders present in person or by proxy may adjourn the meeting from time to time (see Section 2.7 of Toreador’s bylaws).
If a quorum exists, directors are elected by the affirmative vote of a plurality of the outstanding shares of capital stock present in person or represented by proxy and entitled to vote, and action on any other matter is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the proposal, unless the question is one upon which an express provision of the DGCL, or of the certificate of incorporation or bylaws of Toreador requires a different vote. There are currently no contrary provisions in the certificate of incorporation or bylaws of Toreador.
Meetings of the Stockholders.    Under Toreador’s bylaws, an annual meeting of stockholders shall be held at 10:00 AM on the third Thursday in May of each year if not a legal holiday, and if a legal holiday, then on the next secular day, or at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which time the stockholders shall elect a Board and transact such other business as may properly be brought before the meeting. Special meetings of the stockholders may be called by the Board, by the chairman of the Board, the chief executive officer, the president, or persons who hold not less than twenty-five percent of all outstanding shares (see Section 2.2 of the Toreador bylaws). Annual or special meetings of stockholders may be held at any place, within or without of the State of Delaware, designated by the Board.
Board of Directors; Removal; Vacancies.    Delaware law provides that the board of directors of a Delaware corporation shall consist of one or more individuals. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate.
Toreador’s certificate of incorporation provides that the number of directors constituting the Board shall be fixed by, or in the manner provided in, the bylaws, provided that there shall not be less than one director. Toreador’s bylaws provide that the Board shall consist of not less than six directors and not more than fifteen directors and the number of directors which shall constitute the whole Board shall from time to time be fixed by resolution adopted by the Board.

Under Toreador’s bylaws, and in accordance with Delaware law, a director can be removed for or without cause upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock present in person or represented by proxy and entitled to vote on the matter.
Toreador’s bylaws provide that any newly created directorship or vacancy occurring on its Board may be filled by the majority of the directors remaining in office or by the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock present in person or represented by proxy and entitled to vote on the matter.
Amendments to Certificate of Incorporation and Bylaws.    Pursuant to Section 242 of the DGCL, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in the original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation. In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:
(1)	To change its corporate name; or

(2)	To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(3)
To increase or decrease its authorized capital stock or to reclassify the same, by changing the number, par value, designations, preferences, or relative, participating, optional, or other special rights of the shares, or the qualifications, limitations or restrictions of such rights, or by changing shares with par value into shares without par value, or shares without par value into shares with par value either with or without increasing or decreasing the number of shares, or by subdividing or combining the outstanding shares of any class or series of a class of shares into a greater or lesser number of outstanding shares; or

(4)	To cancel or otherwise affect the right of the holders of the shares of any class to receive dividends which have accrued but have not been declared; or

(5)	To create new classes of stock having rights and preferences either prior and superior or subordinate and inferior to the stock of any class then authorized, whether issued or unissued; or

(6)	To change the period of its duration.
Any or all such changes or alterations may be effected by filing a certificate of amendment with the Delaware Department of State.
In order to effect an amendment to the certificate of incorporation, the board of directors must adopt a resolution setting forth the proposed amendment and such proposed amendment must receive the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon.
Pursuant to Section 10.14 of Toreador’s bylaws, the Board may, upon the affirmative vote of a majority of directors, adopt, amend, alter and repeal bylaws (subject to the right of the stockholders entitled to vote thereon to adopt, amend, alter and repeal bylaws made by the Board or to make new bylaws).

Right to Receive Liquidation Distributions.    Upon Toreador’s liquidation, dissolution or winding-up, holders of Common Stock are entitled to share in any assets of Toreador remaining after satisfaction in full of its liabilities and satisfaction of such dividend and liquidation preferences as may be possessed by the holders of other classes of securities that Toreador has or may have outstanding in the future.
Preemptive, Redemptive and Conversion Provisions.    No shares of Common Stock have any preemptive rights, are subject to redemption or have the benefit of any sinking fund.
1.6.  Anti-Takeover Statutes
Delaware law contains a provision governing business combinations with interested stockholders. Pursuant to Section 203 of the DGCL, a Delaware corporation may not, with certain exceptions, engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:
•
the transaction that results in a person’s becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•
upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•
on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203 of the DGCL, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:
•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•
an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder.
1.7.  Indemnification of Directors and Officers
Delaware law permits us, and Toreador’s bylaws require it to the fullest extent permitted by Delaware law, to indemnify our officers and directors in connection with certain actions, suits and proceedings brought against them by reason of the fact that such person is a director or officer if they acted in good faith and believed their conduct to be in our best interests and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In accordance with Delaware law, to the extent any such person has been successful in defending the merits of any such proceeding, we shall indemnify such person for all expenses actually and reasonably incurred in connection with such proceeding. Pursuant to the DGCL, Toreador may pay expenses in connection with any proceeding in advance of a final disposition provided the corporation receives an undertaking from the applicable director or officer to repay all amounts if it is finally determined that such director or officer is not entitled to indemnification. The rights to indemnification and advancement of expenses provided under Delaware law shall not be deemed exclusive of any other rights directors and officers may be entitled to under Toreador’s certificate of incorporation, bylaws or by separate agreement.
1.8.  Transferability
The Common Stock is registered under the Exchange Act and the currently outstanding shares are freely transferable. EACH HOLDER OF SHARES OF COMMON STOCK ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES OF COMMON STOCK.
1.9.  Registration Number
Toreador’s United States Internal Revenue Service Employer Identification Number is 75-0991164. Toreador’s registration number with the Secretary of the State of Delaware is 0448603.
1.10.  Market Risks
Toreador is subject to a variety of market risks, including risks related to adverse changes in oil prices and foreign currency exchange rates. For a description of these market risks, please see pages 22-23 (II. Market Risk Factors) in Chapter B above.
1.11.  Purpose of the Listing and Liquidity
The Euronext listing is intended to attract investors based outside of the United States, particularly in Europe and to promote additional liquidity for all investors and provide greater access to Toreador’s Common Stock among European fund managers who may be required to invest in Euro-zone markets or currencies only. Such Euronext listing in Paris is in keeping with our focus on exploiting our shale oil acreage in the Paris Basin and more generally developing our French business.
1.12.  Market Capitalization
Based on 25,828,705 shares of Common Stock issued and outstanding as of November 9, 2010 (excluding the 721,027 shares of Common Stock held in treasury), and the closing price of the Common Stock on the NASDAQ on November 9, 2010 of $14.36, Toreador had a market capitalization on the NASDAQ of approximately $360,546,256, which, based on the exchange rate on November 9, 2010 ($1 = EUR 0.7265), corresponds to approximately EUR 261,936,855.
Please find below information concerning the Common Stock price performance and dividends, and stockholder return performance:
Common Share Price Performance

			Traded Volume
			(million of	Traded Value
	High	Low	shares)	(million $)
2010:
Third quarter	$11.56	$5.34	14.70	116.65
Second quarter	9.84	5.31	25.95	187.86
First quarter	13.69	7.02	35.27	353.17

			Traded Volume
			(million of	Traded Value
	High	Low	shares)	(million $)
2009:
Fourth quarter	$11.58	$7.60	21.50	191.87
Third quarter	10.79	4.50	7.97	60.19
Second quarter	7.26	2.39	4.31	23.45
First quarter	4.74	1.96	3.49	10.60
2008:
Fourth quarter	$9.67	$2.84	4.52	25.32
Third quarter	10.15	6.45	7.20	57.38
Second quarter	10.49	7.40	9.10	78.78
First quarter	10.58	6.15	7.70	66.77
Toreador did not declare or pay any cash dividends on Common Stock in 2008, 2009 or 2010 to date.
Performance Graph
II.  STATEMENT OF CAPITALIZATION AND INDEBTEDNESS AS OF SEPTEMBER 30, 2010
The tables below are derived from Toreador’s unaudited condensed consolidated financial statements.
2.1.  Capitalization and Indebtedness (in thousands of U.S. Dollars) at September 30, 2010

Total current debt	$32,385
- Guaranteed	0
- Secured	0
- Unguaranteed and Unsecured	32,385

Total non-current debt (excluding current portion of long-term debt)	$34,716
- Guaranteed	0
- Secured	0
- Unguaranteed and Unsecured	34,716

Stockholders’ equity	$31,214
a. Common Stock and paid-in capital
Common Stock	4,036
Additional paid-in capital	198,458
b. Legal reserve	0
c. Total other reserves	(171,280)
- Accumulated other comprehensive income, net of tax	11,748
- Retained earnings (accumulated deficit)	(180,494)
- Treasury stock	(2,534)
Total stockholders’ equity	$31,214
- Total Toreador Resources Corporation stockholders’ equity	31,214
- Non-controlling interests	0
2.2.  Net Indebtedness (in thousands of U.S. Dollars) at September 30, 2010

A.+B.	Cash and cash equivalents	$53,550
C.	Short-term investments	0
D.	Liquidity (A) + (B) + (C)	$53,550

E.	Current financial receivable	0
F.	Current bank debt	$0
G.	Current portion of non-current debt	32,385
H.	Other current financial debt	0
I.	Other financial debt (F) + (G) + (H)	$32,385

J.	Net current financial indebtedness (I) – (E) – (D)	$(21,165)

K.	Non-current bank loans	0
L.	Bonds issued	34,716
M.	Other non-current loans	0

N.	Non-current financial indebtedness (K) + (L) + (M)	$34,716

O.	Net financial indebtedness (J) + (N)	$13,551

For information relating to Toreador’s indirect and contingent indebtedness, the reader’s attention is called to Note 12. Commitments and Contingencies in Toreador’s 10-K and to Note 11. Commitments and Contingencies in Toreador’s 10-Q.
Each holder of the 5.00% Notes had an option to require Toreador to purchase all or a portion of its 5.00% Notes on October 1, 2010. Pursuant to the exercise of this option, Toreador repurchased $32,256,000 principal amount of the 5.00% Notes on October 1, 2010. Toreador redeemed the $129,000 principal aggregate amount of the 5.00% Notes outstanding on November 24, 2010. Please see Note 19. Subsequent Events in Toreador’s 10-Q.
III.  DIRECTORS AND EXECUTIVE OFFICERS — STATUTORY AUDITOR
3.1.  Board of Directors as of May 3, 2010

Name	Age	Director Since	Address	Other functions
Julien Balkany	29	January 2009	9, rue Scribe 75009 Paris	Managing member and Chief Investment Officer of Nanes Balkany Partners LLC

Managing Director and Foreign Associate at Nanes Delorme Capital Management LLC

				Chairman of the Advisory Board of Stellar Energy Ltd.

Bernard de Combret	67	September 2009	9, rue Scribe 75009 Paris	Non-executive Chairman of Coastal Energy Company

Non-executive director of Petrofac Ltd and Winstar Resources Ltd.

Member of the International Advisory Board of Banco Santander

				Member of the Advisory Board of Reech AiM Partners LLP

Peter J. Hill	62	January 2009	9, rue Scribe 75009 Paris	President and CEO of Triangle Petroleum Corporation since November 2009

Adam Kroloff	48	June 2009	9, rue Scribe 75009 Paris	Vice President (strategic projects) of BP plc

Craig M. McKenzie	46	March 2009	9, rue Scribe 75009 Paris	President and Chief Executive Officer of Toreador Resources Corp.

Ian Vann	61	June 2009	9, rue Scribe 75009 Paris	Non-executive director of Serica Energy PLC Director of Spectraseis AG

Herbert C. Williamson III	61	January 2006	9, rue Scribe 75009 Paris	—

3.2.  Executive Officers as of May 3, 2010

Name	Age	Position
Craig M. McKenzie	46	President and Chief Executive Officer
Marc Sengès	43	Chief Financial Officer
Except as disclosed below, for at least the previous five years, none of the directors or executive officers of Toreador has:
(a)	been convicted in relation to fraudulent offenses;

(b)	been associated with any bankruptcies, receiverships or liquidations when acting in their capacity as directors or executive officers of Toreador; or

(c)
been subject to any official public incrimination and/or sanctions by statutory or regulatory authorities (including designated professional bodies) or ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer.

Craig McKenzie served as the Chief Executive Officer and Director of Canadian Superior Energy, Inc. from October 2007 to December 2008. On March 5, 2009, Canadian Superior Energy, Inc. filed a voluntary petition for bankruptcy protection under the Company’s Creditors Arrangement Act (Canada) in the Court of Queen’s Bench of Alberta; the company emerged from bankruptcy protection in September 2009.
There are no family relationships among any of the executive officers and directors listed above.
3.3.  Statutory Auditor
Ernst & Young Audit, 41, rue Ybry — 92576 Neuilly-sur-Seine Cedex, represented by Philippe Diu, was appointed as statutory auditor of Toreador in May, 2010.
IV.  EMPLOYEES
The below chart sets forth historical information regarding the approximate number of Toreador’s employees:

Fiscal Year	2009		2008		2007
Total	35	[3]	81	[4]	95	[5]

[3]	As of March 12, 2010.

[4]	As of March 10, 2009.

V.  ORGANIZATIONAL STRUCTURE
Toreador is the parent company of a number of significant operating subsidiaries and other associated companies. Toreador holds, directly or indirectly, 100% of the capital and voting rights of each of the significant subsidiaries listed in Exhibit 21 to Toreador’s 10-K.
VI.  MAJOR SHAREHOLDERS
The following table sets forth information with respect to beneficial ownership of Common Stock as of December 6, 2010 by each person who was known by Toreador to “beneficially own” (as determined in accordance with SEC rules) 5% or more of the Common Stock (as reflected in reports filed by such persons with the SEC on Schedule 13D or Schedule 13G, as applicable). The percentages below are based on 25,828,705 shares of Common Stock outstanding (including 721,027 shares of treasury stocks) as of December 6, 2010.

	Toreador Common Stock
	Beneficially Owned
	Number of Shares		Percent of Class
Palo Alto Investors, LLC 470 University Avenue Palo Alto, CA94301	1,906,000	(6)	7.38	%(6)

Samana Capital LP 35 Ocean Reef Drive Suite 142 Key Largo, Florida 33037	1,450,000	(8)	5.61	%(8)

David M. Brewer and Joseph E. Griesedieck, III c/o The Madison Group 590 Madison Avenue, 21st Floor New York, NY 10022	1,373,761	(4)	5.32	%(4)

Zazove Associates, LLC 4801 West Petetson Suite 615 Chicago, IL 60646	3,101,077	(7)	10.72	%(7)

(4), (6), (7), see footnotes (4), (6), (7) on page 30 and 31 of the Proxy Statement.
(8)Samana Capital, L.P. is the direct owner of 1,450,000 shares. Each of Morton Holdings, Inc., the general partner of Samana Capital, L.P., and Philip B. Korsant may be deemed to beneficially own such shares.
To the knowledge of Toreador, there is no controlling shareholder of Toreador and no shareholders agreement has been entered into between Toreador’s shareholders.
VII.  WORKING CAPITAL STATEMENT
As of the date of this prospectus, Toreador believes that cash, cash equivalents, short-term investments and cash generated from operations will be sufficient to meet its operating requirements for at least the next twelve months, including working capital requirements and capital expenditures.

[5]	As of March 12, 2008.

VIII.  OIL RESERVES ESTIMATES AND EXPLORATION PERMITS
   8.1.  General Consideration
Our Properties in France
Pursuant to French mining law, we do not hold title to any of our properties; we hold interests in permits or concessions granted by French governmental authorities granting us the right to explore and develop oil properties in France. We currently hold interests in approximately 800,000 gross exploration acres in the Paris Basin, and we have applied for approximately 880,000 additional gross acres. Our conventional exploration and production operations consist primarily of our existing producing fields, development of the La Garenne field and the development of additional identified targets. Our unconventional exploration operations consist primarily of the exploration of the prospective shale oil play within our Paris Basin acreage position.
Exploration Permits
Under French mining law, an exploration permit gives the holder an exclusive right to explore and then produce hydrocarbons. Any area, offshore and onshore, which is not covered yet by such a permit may be subject to application at any time. An application for a permit, or a renewal of a permit, is awarded by ministerial order following an administrative consultation and a submission to the regulatory authorities. An exploration permit is initially granted for a period of up to five years and may be renewed twice for up to five years each time; however, the area covered by the permit is reduced by half at the first renewal and by a quarter of the remaining area at the second renewal. The permit holder may designate the areas to remain after such reduction, and in any event, the area covered by a permit may not be reduced below 175 km2. The exploration permits have minimum financial requirements, and if such obligations are not met, the permits could be subject to forfeiture. The renewal of a permit is generally granted, provided the holder has met all its obligations thereunder and has agreed to certain future financial commitments at least equal to the financial commitments made during the previous permit period.
Exploitation Permits
Under French mining law, hydrocarbons may only be developed once a concession has been granted. During the exploration permit period, the permit holder has the exclusive right to obtain an exploitation concession. An exploitation concession is granted by decree, after a public enquiry, a local administrative consultation and a submission to the regulatory authorities. The decree sets forth the concession’s perimeter and duration, which cannot exceed 50 years. To be awarded an exploitation concession, the applicant must, among other things, prove that it has the appropriate technical and financial capabilities to perform the operations and comply with regulations. An exploitation concession may be extended several times, each time for no longer than 25 years. An application for a renewal must be submitted two years before the expiration of the concession. The French government is not obligated to renew an exploitation concession, and such renewal would be subject to our satisfaction of technical and financial capability requirements.

Proved Reserves Disclosures
As we are registered under the Exchange Act, our reserves are calculated in accordance with the applicable oil and gas company reserves reporting requirements. We adopted these rules effective December 31, 2009 and requested Gaffney Cline to provide us with a third-party opinion on our two producing assets, the Charmottes field and the Neocomian Complexes (for further details, please refer to pages 12 and 13 of the 10-K).
Proved Reserves
Proved reserves are the estimated quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.
Probable Reserves
Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates. Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir. Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.
Possible Reserves
Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates. Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project. Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.
   8.2.  Oil Reserves
The general characteristics of oil reserves are set out below. Please refer to pages 4 et seq. of the 10-K for more information on these reserves.

Reserves estimates
Our reserves estimates were prepared in accordance with SEC rules and reviewed by Gaffney Cline. On February 1, 2010, we announced that according to Gaffney Cline, our total proved reserves as of December 31, 2009 were 5.8 Mmbbl, an increase of 18% from 2008 year-end reserves of 4.9 Mmbbl. As of December 31, 2009, our proved plus probable reserves were 9.1 Mmbbl and our proved plus probable plus possible reserves were 14.3 Mmbbl. We attribute the increase in proved reserves to better performance of the Company’s main field, the Neocomian Complex, as well as an increase in the oil price used to calculate reserves for 2009, including as a result of new SEC rules requiring the use of 12-month average oil prices for 2009 as opposed to the year-end pricing for 2008. All reserves booked are reserves from our conventional reservoirs only.
All of our reserves are located in France. The following table summarizes our reserves as of December 31, 2009.

	At December 31, 2009
			Total		Percent of
	Permit		Proved	Post-Expiration	Proved
	Expiration		Reserves	Proved Reserves	Reserves
Property	Year		(mbbl)	(mbbl)	Post-Expiration
Neocomian Fields	2011	*	5,418	5,153	95.11%
Charmottes Field	2013		387	348	89.92%

*
The “Conseil Général de l’Industrie, de l’Energie et des Technologies” approved the renewal of these concessions on October 11th, 2010. The draft decree granting the renewal is currently under review by the Conseil d’Etat (i.e. the French administrative Supreme Court).

The following table sets forth the split between proved, probable and possible reserves.

					Proved +
					probable
	Proved	Proved	Total	Proved +	±
Field	Developed	Undeveloped	Proved	probable	possible
	(Mmbbl)	(Mmbbl)	(Mmbbl)	(Mmbbl)	(Mmbbl)
Neocomian Complex	5.0	0.4	5.4	8.2	13.2
Charmottes Triassic	0.1	—	0.1	0.3	0.4
Charmottes Dogger	0.3	—	0.3	0.6	0.8
Total	5.4	0.4	5.8	9.1	14.3

   8.3.  Sales Volume and Revenues
The following table summarizes our oil production, net of royalties, for the periods indicated for France. It also summarizes calculations of our total average unit sales prices and unit costs.

	For the Year Ended
	December 31,
	2009	2008	2007
Production:
Oil (bbl)	328,416	365,361	383,341
Daily average (bbl/Day)	900	1,001	1,050
Unit prices:
Average oil price ($/bbl)	$57.17	$93.32	$67.49
Unit costs ($/BOE):
Lease operating	$25.57	$25.35	$19.16
Exploration and acquisition	—	0.39	2.23
Depreciation, depletion and amortization	16.66	12.83	10.79
Dry hole costs	—	—	10.01
General and administrative	11.25	3.54	7.39
Total	$53.48	$42.11	$49.58

   8.4.  Exploration Permits and Applications
The table below summarizes the acreage covered by the exploration permits we currently hold or for which we have applied. For a more detailed description of each permit, concession or application, please refer to pages 4 et seq. of the 10-K.

	Working			Gross
Permit Name	Interest*	Type	Expiration Date	Acreage
Courtenay	50%	Exploration	October 1, 2013	76,276
Aufferville	50%	Exploration	June 16, 2010(1)	33,095
Nemours	25%	Exploration	June 16, 2012	46,992
Rigny le Ferron	50%	Exploration	February 20, 2011	82,748
Joigny	50%	Exploration	February 20, 2011	33,152
Mairy	25%	Exploration	August 15, 2011	109,705
Nogent sur Seine	50%	Exploration	August 8, 2012	65,727
Château Thierry	50%	Exploration	October 24, 2014	192,468
Leudon en Brie	50%	Exploration	August 8, 2012	26,740
Champrose(2)	40%	Exploration	October 21, 2015	113,396
			Total Exploration	780,299
Nangis	—	Application		26,966	(3)
Valence en Brie	—	Application		16,015	(3)
Mary sur Marne	—	Application		30,815	(3)
Coulommiers	—	Application		45,900	(3)
L’Ourcq	—	Application		48,680	(3)
Nanteuil	—	Application		48,680	(3)
Plaisir	—	Application		32,667	(3)
Meaux	—	Application		155,175	(3)
Rozay en Brie	—	Application		36,273	(3)
Chevry	—	Application		97,606	(3)
Leudon extension	—	Application		12,882	(3)
Sezanne	—	Application		214,981	(3)
Fère en Tardenois	—	Application		64,885	(3)
Maisoncelles	—	Application		49,625	(3)
			Total Applications	881,150
TOTAL EXPLORATION (PERMITS AND APPLICATIONS)				1,661,449	(4)

*	Adjusted for the May 10, 2010 agreement with Hess.

(1)	Renewal application pending.

(2)	Assuming approval of the transfer of interest to Toreador by the French government under article 43 of decree 2006-648.

(3)	The application award process may result in us receiving less than a 100% working interest in the pending applications or only part of the acreage by an application.

(4)	Assuming successful applications.
On May 10, 2010, TEF, a indirect subsidiary of the Company, entered into the Investment Agreement with Hess, a company organized under the laws of France and a wholly owned subsidiary of Hess Corporation, a Delaware corporation, pursuant to which (x) Hess becomes a 50% holder of TEF’s working interests in its awarded and pending exploration Permits in the Paris Basin, France subject to fulfillment of Work Program (as described in (y) (2) hereafter) and (y) (1) Hess made a $15 million upfront payment to TEF, (2) Hess has the right to invest up to $120 million in fulfillment of a two-phase Work Program and (3) TEF would be entitled to receive up to a maximum of $130 million of success fees based on reserves and upon the achievement of an oil production threshold.
We are also currently focused on exploiting our shale oil acreage in the Paris Basin and more generally developing our French business. Our current priority is to execute with our strategic partner, Hess, a proof of concept program by drilling, completing and testing six or more unconventional exploration wells, it being specified that the first four related permit applications have been approved by the French authorities. On November 10, 2010, Hess executed an agreement for the provision of drilling and related services for the initial six firm wells targeting the Liassic shale oil source rock system. Drilling is expected to commence in January 2011 on the Chateau Thierry exploration permit. The well will be drilled vertically to an expected total depth of 3,000 meters. The primary geologic target of the well is the Liassic section, the top of which is expected to be encountered at an approximate depth of 2,300 meters. Conventional cores will be taken throughout the Liassic section to evaluate reservoir and rock properties.
Hess and Toreador have approved a joint venture budget for 2011, which totals $56 million in firm spending (which will be funded out of Hess’s commitments under the terms of the Investment Agreement) and a possible additional $20 million of discretionary spending that will be decided at a later date between Hess and Toreador.
IX.  TAX CONSEQUENCES
Set out below are the main French and U.S. tax consequences likely to apply to investors who are French tax resident for tax purposes (the “French Investors”).
The tax regime described below is based on the French and U.S. domestic laws in force on November 9, 2010, and the Convention Between the United States and the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed at Paris on August 31, 1994 as amended (the “Treaty”). Such tax regime may be subject to change, possibly on a retroactive basis. In particular, the French Finance Bill for 2011 provides for certain changes that are mentioned below. Such changes will however be definitive and enter into force only after a vote of the French Parliament and the publication of the law which should occur before the end of December 2010. Until the vote, the French Finance Bill for 2011 can further be modified by the French Parliament. Investors are urged to follow it together with any other change with the help of their own tax advisor.
Please note that the information set out below is only a summary of the applicable tax regime. Investors in particular situation (for instance, U.S. citizen) are urged to consult their own tax advisor regarding tax consequences of owning and disposing of Common Stock of Toreador in their respective circumstances.

   9.1.  Capital Gains on disposal of Toreador Common Stock
Individual Investors Holding Common Stock as a Private Investment
According to Article 13 of the Treaty, any gain realized on the disposal of Toreador Common Stock will generally be subject to income tax only in France.
Pursuant to article 150-0 A of the French Tax Code, capital gains arising out of the sale of the Toreador Common Stock realized by individual investors will be subject to income tax at the proportional rate, which is currently set at 18%, as of the first euro, if the total amount of the transfers of securities and other rights or certificates referred to under article 150-0 A of the French Tax Code (except transfers that benefit from deferred taxation and exempt transfers held in connection with a stock savings plan (plan d’épargne en actions)) carried out during the calendar year has exceeded, per tax household, a threshold set at €25,830 for sales realized in 2010. This threshold is reviewed every year to take into account inflation.
Capital gains will also be subject to the following social contributions, which are non-deductible from the income taxable basis, as from the first euro, irrespective of the above mentioned threshold:
-	the contribution sociale généralisée (“CSG”) at the rate of 8.2%;

-	the contribution au remboursement de la dette sociale (“CRDS”) at the rate of 0.5%;

-	the prélèvement social at the rate of 2%; and

-	the contributions additionnelles au prélèvement social at the global rate of 1.4%.
Pursuant to article 150-0 D bis of the French Tax Code, the net gains arising out of the sale of the Toreador Common Stock will be decreased by an allowance of one third for every year the securities have been held starting after the fifth year, provided that the taxpayer is able to prove the time as well as the uninterrupted holding of the Toreador Common Stock that were transferred. For the application of this article, the time of holding is calculated with respect to the acquisition the Toreador Common Stock, as of January 1 of the year of the acquisition. However, the allowance does not extend to the calculation of the four contributions mentioned above, which continue to be due, even in the event of a full income tax exemption, for the entire net gain realized on that transfer.
Pursuant to the provisions of article 150-0 D 11 of the French Tax Code, any capital losses incurred during a year, after application of the allowance for the time of holding mentioned above, if applicable, may be offset against the capital gains of the same nature realized during the same year and, possibly, during the next ten years, provided that the capital losses result from taxable transactions, which means in particular that the threshold referred to above has been exceeded during the year in which the capital loss was incurred. Capital losses are however deductible from capital gains of same nature with respect to social contribution irrespective of the above mentioned threshold the year in which the capital loss was incurred.
The attention of the French Investors is drawn to the fact that the current version of the Finance Bill for 2011 provides for an abolition of the above mentioned amount of sale threshold. Accordingly, capital gains realized on the sale of Toreador Common Stock would be subject to income tax irrespective of the total amount of sale realized during a calendar year and capital losses would be deductible from capital gain of the year and the ten following years in the same conditions. The Finance Bill for 2011 provides in addition for an increase of the rate of income tax from 18% to 19% (that would be applicable to capital gains realized on or after January 1, 2011) and an increase of the rate of the prélèvement social from 2% to 2.2% (that would be applicable to capital gains realized on or after January 1, 2010).

French Tax Resident Shareholders that are Legal Entities and Subject to Corporate Tax
According to Article 13 of the Treaty, any gain realized on the disposal of Toreador Common Stock will generally be subject to income tax only in France provided, in particular, that the ownership of the Toreador Common Stock is not effectively attributable to a permanent establishment or a fixed base the investor has in the U.S..
As a general rule, capital gains and losses realized upon the disposal of Common Stock of Toreador Common Stock will be included in the taxable income of companies taxable at the ordinary corporate income tax rate of 33.1/3% as well as an additional contribution equal to 3.3% of the corporate income tax after a basis allowance that cannot exceed € 763,000 per twelve-month period, if applicable.
A specific tax treatment would apply in the case where Common Stock of Toreador Common Stock would qualify as a controlling interest (titres de participation), held for at least two years from the date of the acquisition of Common Stock of Toreador Common Stock.
Pursuant to Article 219-1 a quinquies of the French Tax Code, the following shares constitute titres de participation: (i) shares qualifying as such under the accounting rules, (ii) shares acquired pursuant to a public takeover bid for cash or for shares by the company that initiated it, or (iii) shares of a company that qualifies for the parent subsidiaries regime provided for in Articles 145 and 216 of the French Tax Code if those shares or securities are entered in the accounts as “titres de participation” or to a special sub-account of the balance sheet corresponding to their characterization for accounting purposes, other than shares of predominantly real estate entities.
According to the provisions of Article 219-1 a quinquies of the French Tax Code, net gains realized upon the disposal of controlling interest (titres de participation) held for more than two years would qualify for the long-term capital gain regime under which capital gains are exempt from corporate income tax; nevertheless a 5% service charge (quote part de frais et charges) of the net capital gains is taxed at the ordinary corporate tax rate of the 33.1/3%, increased as the case may be by the additional contribution of 3.3% mentioned above.
Other Shareholders who are French Tax Residents
Shareholders subject to a specific tax regime must determine which tax rules apply in their particular case in the event of capital gains or losses realized upon the disposal of Toreador Common Stock.
   9.2.  Withholding Tax
In the U.S.
In the event Toreador pays dividends on its Common Stock, any such dividends paid to a non-U.S. holder (as defined below) of Common Stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty.
Under the Treaty, a French Investor will generally be entitled to a reduced rate of U.S. withholding tax of 15% with respect to dividends or, if the investor owns at least 10% of the voting power of Toreador, 5% provided, in particular, that the ownership of its Toreador Common Stock is not attributable to a permanent establishment or a fixed base the investor has in the U.S. if it timely files a properly completed and executed IRS Form W-8BEN with the U.S. Internal Revenue Service.
The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S.. Instead, the effectively connected dividends will be subject to U.S. income tax on a net income basis as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

For purposes of this discussion, a non-U.S. holder is any beneficial owner of Toreador Common Stock that is a “non-U.S. person” for U.S. federal income tax purposes. A non-U.S. person is any of the following:
-	a non-resident alien individual, other than certain former citizens and residents of the U.S. subject to tax as expatriates,

-	a foreign corporation or

-	a foreign estate or trust.
A non-U.S. holder does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and is not otherwise a resident of the U.S. for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor.
In France
Whether received in France or abroad, dividend payments, if any, made in respect of Toreador Common Stock received by French tax residents will be included in their income taxable base, the computation being different between individuals and corporations subject to corporate income tax.
French tax resident individuals may under certain conditions elect for a withholding tax at the rate of 18% on the gross amount of dividends received (Prélèvement forfaitaire libératoire). The attention of the investors is drawn to the fact that the current version of the Finance Bill for 2011 provides for an increase of the rate of such withholding tax from 18% to 19% that would be applicable to dividends received on or after January 1, 2011.
Dividend payments received by French tax resident individuals are in addition subject to the social contributions mentioned in Section 9.1 above, a portion of which is deductible from the taxable basis of the year of payment unless the investor has elected to the above mentioned withholding tax (Prélèvement forfaitaire libératoire).
U.S. withholding tax on the dividend received will generally entitle the French Investor to a tax credit in France equal to the U.S. withholding tax paid in accordance with Treaty within the limit of the French income tax attributable to the dividend.
   9.3.  Other Taxes and Duties
No French taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a holder of Toreador Common Stock by reason only of the purchase, ownership or sale of such Common Stock, provided that no written agreement formalizing the transfer of Common Stock is executed in France.
Toreador Common Stock acquired by individual French Investors as part of their estate will be included in their taxable estate and are subject, as the case may be, to wealth tax.

X.  DOCUMENTS ON DISPLAY
As a public company, we regularly file reports and proxy statements with the SEC. These reports are required by the Exchange Act and include, but are not limited to:
•	annual reports on Form 10-K;

•	quarterly reports on Form 10-Q;

•	current reports on Form 8-K;

•	proxy statements on Schedule 14A; and

•	any amendments to those reports.
As of the date of this prospectus, no material changes to the information contained in Exhibits I to III to this prospectus have occurred except as otherwise included in this prospectus.
The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that we file electronically.
We make available free of charge access to our SEC filings as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC through our website at www.toreador.net. Other reports filed with the SEC under the Exchange Act, are also available including the proxy statements and reports filed by officers and directors under Section 16(a) of that Act. These reports may be found on our website by selecting the option entitled “SEC Filings” under the “Investor Relations” section of the website. The reference to our website address does not constitute incorporation by reference of the information contained on our website and should not be considered part of this document.
Copies of the above referenced information will also be made available, free of charge, by calling + 1 214 559 3933 or upon written request to:
Toreador Resources Corporation,
13760 Noel Road, Suite 1100,
Dallas, TX 75240-1383, U.S.A.
or

Toreador Holding S.A.S
9, rue Scribe
75009 Paris, France

CROSS-REFERENCE LISTS
ANNEX I
MINIMUM DISCLOSURE REQUIREMENTS FOR THE SHARE REGISTRATION
DOCUMENT (SCHEDULE)
(Page numbering refers to the page contained in the relevant document)

Item#	Item contents	Chapter/Exhibit	Page/Section
1.	PERSONS RESPONSIBLE

1.1.	All persons responsible for the information given in the prospectus	Prospectus	7 (Company Representatives for Prospectus)

		Exhibit I	Exhibits 31.1, 31.2 and 32.1

		Exhibit II	Exhibits 31.1, 31.2 and 32.1

1.2.	A declaration by those responsible for the prospectus	Prospectus	7 (Company Representatives for Prospectus)

2.	STATUTORY AUDITORS

2.1.	Names and addresses of the issuer’s auditors	Chapter C	32 (Directors and Executive Officers — Statutory Auditors)

		Exhibit I	F-2 — F-4 (Report of Independent Registered Public Accounting Firm)

		Exhibit VI	F-2 — F-3 (Report of Independent Registered Public Accounting Firm)

2.2.	If auditors have resigned, been removed or not been re-appointed during the period covered by the historical financial information, indicate details if material.	Exhibit VII	Part 2 All pages

3.	SELECTED FINANCIAL INFORMATION

3.1.	Selected historical financial information	Exhibit I	36-37 (Item 6. Selected Financial Data)

3.2.	Interim periods	Exhibit II	1-48 (Financial Information)

- I -

Item#	Item contents	Chapter/Exhibit	Page/Section
4.	RISK FACTORS	Chapter B	21-24

		Exhibit I	19-32 (Item 1A. Risk Factors) and
67 (Item 7A. Quantitative and Qualitative Disclosures About Market Risk)

		Exhibit II	47 (Item 3. Quantitative and Qualitative Disclosures About Market Risk) and
49 (Item 1A. Risk Factors)

5.	INFORMATION ABOUT THE ISSUER

5.1.	History and Development of the Issuer

5.1.1.	The legal and commercial name of the issuer	Exhibit I	Cover Page

5.1.2.	The place of registration of the issuer and its registration number	Chapter C	29 (1.9 Registration Number)

		Exhibit I	Cover Page

5.1.3.	The date of incorporation and the length of life of the issuer, except where indefinite	Exhibit I	1 (Item 1 and 2. Business and Properties)

5.1.4.	The domicile and legal form of the issuer, the legislation under which the issuer operates, its country of incorporation, as well as the address and telephone number	Chapter C	25 (1.2 Legislation Under Which the Securities Have Been Created)

		Exhibit I	Cover Page

5.1.5.	Important events in the development of the issuer’s business	Exhibit I	1-18 (Item 1 and 2. Business and Properties)
38-39 (Executive Overview)
F-37 – F-39 (Note 15. Discontinued Operations) and
F-43 – F-44 (Note 17. Subsequent Events)

		Exhibit II	22-23 (Note 16. Agreement with Hess)
27-29 (Executive Overview) and
25 (Note 19. Subsequent Events)

- II -

Item#	Item contents	Chapter/Exhibit	Page/Section
5.2.	Investments

5.2.1.	A description (including the amount) of the issuer’s principal investments for each financial year for the period covered by the historical financial information up to the date of the prospectus	Exhibit I	1-18 (Item 1 and 2. Business and Properties) 38-67 (Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and
F-17 (Note 5. Oil and Natural Gas Properties)

		Exhibit II	26-47 (Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

5.2.2.	A description of the issuer’s principal investments that are in progress	Exhibit I	1-18 (Item 1 and 2. Business and Properties)

		Exhibit II	26-47 (Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

5.2.3.	Information concerning the issuer’s principal future investments on which its management bodies have already made firm commitments	Not Applicable	Not Applicable

6.	BUSINESS OVERVIEW

6.1.	Principal Activities

6.1.1.	A description of, and key factors relating to, the nature of the issuer’s operations and its principal activities	Exhibit I	1-18 (Item 1 and 2. Business and Properties) and
38-39 (Executive Overview)

		Exhibit II	27-29 (Executive Overview)

6.1.2.	An indication of any significant new products and/or services that have been introduced	Not Applicable	Not Applicable

6.2.	Principal markets	Exhibit I	15 (Markets and Competition)
38-39 (Executive Overview)
and
F-40 – F-42 (Note 16. Information About Oil and Natural Gas Producing Activities and Operating Segments)

- III -

Item#	Item contents	Chapter/Exhibit	Page/Section
6.3.	Where the information given pursuant to items 6.1. and 6.2. has been influenced by exceptional factors, mention that fact	Exhibit II	22-23 (Note 16: Agreement with Hess) and
27-29 (Executive Overview)

6.4.	The extent to which the issuer is dependent, on patents or licenses, industrial, commercial or financial contracts or new manufacturing processes	Exhibit I	4 (Title to Oil and Natural Gas Properties)
7-10 (Permits, Concessions and Pending Applications)
15 (Markets and Competition)
16 (Permits and Concessions)
20 (Risk factor beginning “We may not be able to maintain or renew ...”)
22 (Risk factor beginning “Since we do not hold title ...”)
22 (Risk factor beginning “The loss of the current single purchaser ...”)
26 (Risk factor beginning “Competition in the oil...”) and
27 (Risk factor beginning “We are subject to complex laws ...”)

		Exhibit II	6-7 (Note 1. Basis of presentation)
7 (Note 2. Concentration of Credit Risk and Accounts Receivable) and
22-23 (Note 16. Agreement with Hess)

6.5.	Issuer’s competitive position	Exhibit I	15 (Markets and Competition) and
26 (Risk factor beginning “Competition in the oil ...”)

7.	ORGANIZATIONAL STRUCTURE

7.1.	Description of the group	Chapter C	34 (V. Organizational Structure)

		Exhibit I	Exhibit 21.1

7.2.	A list of the issuer’s significant subsidiaries	Exhibit I	Exhibit 21.1

8.	PROPERTY, PLANTS AND EQUIPMENT

8.1.	Information regarding any existing or planned material tangible fixed assets	Exhibit I	1- 14 (Item 1 and 2. Business and Properties) and
F-20 – F-21 (Note 5. Oil and Gas Properties)

- IV -

Item#	Item contents	Chapter/Exhibit	Page/Section
8.2.	Environmental issues that may affect the issuer’s utilization of the tangible fixed assets	Exhibit I	16 (Environmental) and
27 (Risk factor beginning “Our business exposes us ...)

9.	OPERATING AND FINANCIAL REVIEW

9.1.	Financial condition	Exhibit I	38-67 (Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

		Exhibit II	26-47 (Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

9.2.	Operating Results

9.2.1.	Significant factors materially affecting the issuer’s income from operations	Exhibit I	38-67 (Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

		Exhibit II	26-47 (Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

9.2.2.	Material changes in net sales or revenues	Exhibit I	50, 56, 59, 64 (Revenues)

		Exhibit II	42 (Revenues) and
22-23 (Note 16. Agreement with Hess)

9.2.3.	Governmental, economic, fiscal, monetary or political policies or factors that have materially affected, or could materially affect, directly or indirectly, the issuer’s operations	Exhibit I	15-17 (Government Regulation)
23 (Risk factor beginning “Our operations are in France ...)
23 (Risk factor beginning “All our revenues are ...)
23 (Risk factor beginning “Our operations are subject to...)
27 (Risk factor beginning “We are subject to complex laws ...”) and
27 (Risk factor beginning “Terrorist activities ...”)

- V -

Item#	Item contents	Chapter/Exhibit	Page/Section
10.	CAPITAL RESOURCES

10.1.	Issuer’s capital resources	Exhibit I	47-49 (Liquidity and Capital Resources)
F-21 – F-25 (Note 7. Long-Term Debt)
F-25 – F-26 (Note 8. Capital) and
F-43 – F-44 (Note 17. Subsequent Events)

		Exhibit II	29-30 (Liquidity and Capital Resources)
10-13 (Note 5. Long-Term Debt)
15 (Note 9. Capital) and
25 (Note 19. Subsequent Events)

10.2.	Narrative description of the issuer’s cash flows	Exhibit I	47-49 (Liquidity and Capital Resources)

		Exhibit II	29-30 (Liquidity and Capital Resources)

10.3.	Information on the borrowing requirements and funding structure of the issuer	Exhibit I	47-49 (Liquidity and Capital Resources)
F-21 – F-25 (Note 7. Long-Term Debt) and
F-25 – F-26 (Note 8. Capital)

		Exhibit II	29-30 (Liquidity and Capital Resources)
10-13 (Note 5. Long-Term Debt) and
15 (Note 9. Capital)

10.4.	Information regarding any restrictions on the use of capital resources	Exhibit I	47-49 (Liquidity and Capital Resources)
F-21 – F-25 (Note 7. Long-Term Debt)

		Exhibit II	29-30 (Liquidity and Capital Resources) and
10-13 (Note 5. Long-Term Debt)

- VI -

Item#	Item contents	Chapter/Exhibit	Page/Section
10.5.	Information regarding the anticipated sources of funds needed to fulfill commitments referred to in items 5.2.3. and 8.1.	Exhibit I	47-49 (Liquidity and Capital Resources)

		Exhibit II	10-13 (Liquidity and Capital Resources) and
22-23 (Note 16: Agreement with Hess)

11.	RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES	Not Applicable	Not Applicable

12.	TREND INFORMATION

12.1.	Significant trends that affected production, sales and inventory, and costs and selling prices since the end of the last financial year to the date of the prospectus	Exhibit I	38-67 (Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

		Exhibit II	26-47 (Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations)

12.2.	Trends, uncertainties or events that are likely to affect the issuer for at least the current financial year	Exhibit I	19-32 (Item 1A. Risk Factors)

		Exhibit II	26-27 (Safe Harbor Statement)

13.	PROFIT FORECASTS OR ESTIMATES	Not Applicable	Not Applicable

14.	ADMINISTRATIVE, MANAGEMENT, SUPERVISORY BODIES AND SENIOR MANAGEMENT

14.1.
Names, business addresses and functions in the issuer of the following persons and an indication of the principal activities performed by them outside the issuer where these are significant with respect to that issuer:
		Exhibit III	4-7 (Nominees for Directors)

a) members of the administrative, management or supervisory bodies;

	b) partners with unlimited liability, in the case of a limited partnership with a share capital;	Not Applicable	Not Applicable

	c) founders, if the issuer has been established for fewer than five years; and	Not Applicable	Not Applicable

	d) any senior manager who is relevant to establishing that the issuer has the appropriate expertise and experience for the management of the issuer’s business.	Exhibit III	29 (Executive Officers)

	The nature of any family relationship between any of those persons	Chapter C	33 (3.2. Executive Officers as of May 3, 2010)

- VII -

Item#	Item contents	Chapter/Exhibit	Page/Section

In the case of each member of the administrative, management or supervisory bodies of the issuer and each person mentioned in points (b) and (d) of the first subparagraph, details of that person’s relevant management expertise and experience and the following information:
		Exhibit III	4-7 (Nominees for Directors) 29 (Executive Officers)

(a) the nature of all companies and partnerships of which such person has been a member of the administrative, management and supervisory bodies or partner at any time in the previous five years, indicating whether or not the individual is still a member of the administrative, management or supervisory bodies or partner. It is not necessary to list all the subsidiaries of an issuer of which the person is also a member of the administrative, management or supervisory bodies or partner;

	(b) any convictions in relation to fraudulent offences for at least the previous five years;	Chapter C	33 (3.2. Executive Officers as of May 3, 2010)

(c) details of any bankruptcies, receiverships or liquidations with which a person described in (a) and (d) of the first subparagraph who was acting in the capacity of any of the positions set out in (a) and (d) of the first subparagraph was associated for at least the previous five years;

(d) details of any official public incrimination and/or sanctions of such person by statutory or regulatory authorities (including designated professional bodies) and whether such person has ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer for at least the previous five years.

If there is no such information to be disclosed, a statement to that effect is to be made.

14.2.	Administrative, management, and supervisory bodies and senior management conflicts of interests	Exhibit III	8 (Proposal One: Election of Directors)
14 (Compensation Committee Interlocks and Insider Participation)
21-23 (Narrative Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table)
25 (Potential Payments Upon Termination or Change in Control) and
38 (Certain Relationships and Related Transactions)

- VIII -

Item#	Item contents	Chapter/Exhibit	Page/Section
15.	REMUNERATION AND BENEFITS

15.1.	The amount of remuneration paid to the members of the administrative, management, supervisory and senior management bodies or to the general managers of the issuer	Exhibit III	15-28 (Executive Compensation)

15.2.	The total amounts set aside or accrued by the issuer or its subsidiaries to provide pension, retirement or similar benefits to the above persons	Exhibit I	F-30 (Note 10. Benefit Plans)

		Exhibit II	23 (Note 17. Pension, Post-Retirement, and Post-Employment Obligations)

16.	Board Practices

16.1.	Date of expiration of the current term of office, it applicable, and the period during which the person has served in that office.	Exhibit III	3-8 (Proposal One: Election of Directors)

16.2.	Information about members of the administrative. management or supervisory bodies’ service contracts with the issuer of any of its subsidiaries providing for benefits upon termination of employment	Exhibit III	21-23 (Employment Agreements) 23-24 (Separation Agreements) and 25-26 (Potential Payments Upon Termination or Change in Control)

16.3.	Information about the issuer’s audit committee and remuneration committee, including the names of committee members and a summary of the terms of reference under which the committee operates	Exhibit III	12 (Audit Committee) 12-13 (Report of the Audit Committee) 13-14 (Compensation Committee) 14 (Compensation Committee Interlocks and Insider Participation) and 19 (Compensation Committee Report)

16.4.	Compliance with corporate governance regime(s)	Exhibit I	Exhibits 31.1, 31.2 and 32.1
		Exhibit II	Exhibits 31.1, 31.2 and 32.1
		Exhibit III	9 (Board of Directors)

17.	EMPLOYEES

17.1.	Number of employees	Chapter C	33 (IV. Employees)

- IX -

Item#	Item contents	Chapter/Exhibit	Page/Section
17.2.	Shareholders and stock options with respect to each person referred to in points (a) and (d) of the first subparagraph of item 14.1.	Exhibit III	20-21 (Summary Compensation Table)
21 (Grants of Plan-Based Awards Table)
21-23 (Employment Agreements)
25 (Outstanding Equity Awards at Fiscal Year-End)
25 (Option Exercises and Stock Vested in 2009)
27 (Director Compensation) and
29-31 (Security Ownership of Certain Beneficial Owners and Management)

17.3.	Description of any arrangements for involving the employees in the capital of the issuer	Exhibit I	F-30 — F-32 (Note 11. Stock Compensation Plans)

		Exhibit II	23-25 (Note 18. Stock Compensation Plans)

		Exhibit III	28 (Stock Ownership Policy)
28-29 (Securities Authorized for Issuance Under Equity Compensation Plans)
33-37 (Proposal Three: Amendment of the 2005 Long-Term Incentive Plan)
A-1-A-21 (Toreador Resources Corporation 2005 Long-Term Incentive Plan) and
B-1 (Amendment No.4 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan)

18.	Major Stockholders

18.1.	Name of any stockholders who are not members of administrative and/or management bodies	Chapter C	34 (VI. Major Shareholders)

18.2.	Whether the issuer’s major stockholders have different voting rights	Chapter C	26 (Voting Rights)

18.3.	Information on the persons directly or indirectly controlling the issuer	Not Applicable	Not Applicable

18.4.	Agreement known to the issuer that may result in a change in control of the issuer	Not Applicable	Not Applicable

19.	RELATED PARTY TRANSACTIONS	Exhibit III	38 (Certain Relationships and Related Transactions)

- X -

Item#	Item contents	Chapter/Exhibit	Page/Section
20.	FINANCIAL INFORMATION CONCERNING THE ISSUER’S ASSETS AND LIABILITIES, FINANCIAL POSITION AND PROFITS AND LOSSES

20.1.	Historical Financial Information

Consolidated balance sheets of Toreador Resources Corporation and subsidiaries as of December 31. 2009 and 2008 and the related consolidated statements of income, cash flows, and shareholders’ equity for the each of the three years in the period ended December 31, 2009
		Exhibit I	F-1 – F-50

Consolidated balance sheets of Toreador Resources Corporation and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income, cash flows, and shareholders’ equity for the each of the three years in the period ended December 31, 2008
		Exhibit VI	F-1 – F-42

20.2.	Pro forma financial information	Not Applicable	Not Applicable

20.3.	Financial statements

Consolidated balance sheets of Toreador Resources Corporation and subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of income, cash flows, and shareholders’ equity for the each of the three years in the period ended December 31, 2009
		Exhibit I	F-1 – F-50

Consolidated balance sheets of Toreador Resources Corporation and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income, cash flows, and shareholders’ equity for the each of the three years in the period ended December 31, 2008
		Exhibit VI	F-1 – F-42

20.4.	Auditing of historical annual financial information

20.4.1.	Statement that the historical financial information has been audited	Exhibit I	F-4 (Report of Independent Registered Public Accounting Firm)

Reports of Independent Registered Public Accounting Firm on consolidated balance sheets of Toreador Resources Corporation the related consolidated statements of income, cash flows, and shareholders’ equity as of December 31, 2009, and for each of the three years in the period ended December 31, 2009
		Exhibit VI	F-3 (Report of Independent Registered Public Accounting Firm)

20.4.2.	Indication of other information in the prospectus which has been audited by the auditors	Exhibit I	F-2 — F-3 (Report of Independent Registered Public Accounting Firm)

		Exhibit VI	F-2 (Report of Independent Registered Public Accounting Firm)

- XI -

Item#	Item contents	Chapter/Exhibit	Page/Section
20.4.3.	Unaudited financial data in prospectus	Chapter C	30-32 (II. Statement of Capitalization and Indebtedness as of September 30, 2010)

		Exhibit I	36-37 (Item 6. Selected Financial Data) and 66 (Selected Quarterly Financial Data) F-34 – F-38 (Note 18 Supplemental Oil And Natural Gas Reserves And Standardized Measure Information (Unaudited))

		Exhibit II	1-25 (Item 1. Financial Statements (Unaudited))

20.5.	Age of latest financial information

20.5.1.	The last year of audited financial information	Exhibit I	F-4 (Report of Independent Registered Public Accounting Firm)

20.6.	Interim and other financial information

20.6.1.	Quarterly or half yearly financial information since the date of the last audited financial statements	Exhibit II	1-25 (Item 1. Financial Statements (Unaudited))

20.6.2.	Interim financial information	Exhibit II	1-25 (Item 1. Financial Statements (Unaudited))

20.7.	Dividend policy	Chapter C	26 (Dividend Rights)

		Exhibit I	34 (Common Stock)

		Exhibit IV	1-2 (Fourth, Section 3)

		Exhibit V	17 (Section 10.1. Dividends)

		Exhibit VI	F-5 (Consolidated Statements of Operations and Comprehensive Income (Loss))

20.7.1.	The amount of the dividend per share for each financial year for the period covered by the historical financial information	Chapter C	29-30 (1.12 Market Capitalization)
		Exhibit I	34 (Common Stock)

- XII -

Item#	Item contents	Chapter/Exhibit	Page/Section
20.8.	Legal and arbitration proceedings	Exhibit I	32-33 (Item 3. Legal Proceedings) and
F-32 – F-33 (Note 12. Commitments and Contingencies)

		Exhibit II	49 (Item 1. Legal Proceedings) and
16-17 (Note 11. Commitments and Contingencies)

		Exhibit VI	F-32 – F-33 (Note 12. Commitments and Contingencies)

20.9.	Significant change in the issuer’s financial or trading position since the end of the last financial period	Not Applicable	Not Applicable

21.	ADDITIONAL INFORMATION

21.1.	Share Capital

21.1.1.	The amount of issued capital	Chapter C	25 (1.1 Type and the Class of Securities Being Listing, Including the Security Identification Code)

		Exhibit I	34 (Common Stock)
F-5 (Consolidated Balance Sheet) and
F-6 – F-7 (Consolidated Statements of Changes in Stockholders’ Equity)

		Exhibit II	1 (Condensed Consolidated Balance Sheet) and
4 (Condensed Consolidated Statements of Changes in Stockholders’ Equity)

		Exhibit IV	Certificate of Amendment

21.1.2.	Shares not representing capital	Not Applicable	Not Applicable

21.1.3.	Shares in the issuer held by the issuer or subsidiaries	Exhibit I	F-8 – F-15 (Note 2. Significant Accounting Policies)

		Exhibit II	49 (Item 2. Unregistered Sales of Equity Securities and Use of Proceeds)

- XIII -

Item#	Item contents	Chapter/Exhibit	Page/Section
21.1.4.
The amount of any convertible securities, exchangeable securities or securities with warrants, with an indication of the conditions governing and the procedures for conversion, exchange or subscription
		Exhibit I	47-49 (Liquidity and Capital Resources) F-21 – F-25 (Note 7. Long-Term Debt) and F-43 – F-44 (Note 17. Subsequent Events)
		Exhibit II	11-13 (Note 5. Long-Term Debt)
15 (Note 9. Capital) and
29-30 (Liquidity and Capital Resources)

21.1.5.	Information about and terms of any acquisition rights and or obligations over authorized but unissued capital or an undertaking to increase the capital	Chapter C	25 (1.1 Type and the Class of the Securities Being Listed, including the Security Identification Code)
		Exhibit I	47-49 (Liquidity and Capital Resources)
F-21 – F-25 (Note 7. Long-Term Debt)
F-25 – F-26 (Note 8. Capital)
F-30 – F-32 (Note 11. Stock Compensation Plans) and
F-43 – F-44 (Note 17. Subsequent Events)
		Exhibit II	11-13 (Note 5. Long-Term Debt)
15 (Note 9. Capital)
23-25 (Note 18. Stock Compensation Plans) and
29-30 (Liquidity and Capital Resources)

21.1.6.	Information about any capital of any member of the group which is under option or agreed conditionally or unconditionally to be put under option	Not Applicable	Not Applicable

- XIV -

Item#	Item contents	Chapter/Exhibit	Page/Section
21.1.7.	A history of share capital for the period covered by the historical financial information	Exhibit I	F-5 (Consolidated Balance Sheet) and
F-6 – F-7 (Consolidated Statements of Changes in Stockholders’ Equity)
		Exhibit II	1 (Condensed Consolidated Balance Sheet) and
4 (Condensed Consolidated Statements of Changes in Stockholders’ Equity)
		Exhibit VI	F-4 (Consolidated Balance Sheet) and
F-6 (Consolidated Statements of Changes in Stockholders’ Equity)

21.2.	Memorandum and Articles of Association

21.2.1.	Issuer’s objects and purposes	Exhibit IV	1 (Third)
21.2.2.	A summary of any provisions of the issuer’s articles of association, statutes, charter or bylaws with respect to the members of the administrative, management and supervisory bodies	Chapter C	26-27 (Board of Directors; Removal; Vacancies)
		Exhibit III	9-14 (Board of Directors – Committees)
		Exhibit IV	2-3 (Fifth, Sixth, Seventh, Eighth)
		Exhibit V	6-11, 15-17 (Articles Three, Four, Five and Nine)

21.2.3.	A description of the rights, preferences and restrictions attaching to each class of the existing shares	Chapter C	26-28 (1.5 Rights Attached to the Securities)
		Exhibit IV	1-2 (Fourth, Section 2 – Section 3)

21.2.4.	What action is necessary to change the rights of holders of the shares	Chapter C	26 (Voting Rights) and
27 (Amendments to the Certificate of Incorporation and Bylaws)

		Exhibit IV	1 (Fourth, Section 2)
1 (Fourth, Section 3) and
2 (Sixth)
		Exhibit V	4 (Section. 2.7. Quorum; Section 2.8. Required Vote; Withdrawal of Quorum)
19 (Section 10.14. Amendments)

21.2.5.	Conditions governing the manner in which annual general meetings and extraordinary general meetings of stockholders are called	Chapter C	26 (Meetings of the Stockholders)

		Exhibit V	1-6 (Articles I. Meetings of Stockholders)

- XV -

Item#	Item contents	Chapter/Exhibit	Page/Section
21.2.6.	Provisions of the issuer’s articles of association, statutes, charter or bylaws that would have an effect of delaying, deferring or preventing a change in control of the issuer	Chapter C	26 (Voting Rights) and 28 (1.6. Anti-Takeover Statutes)

21.2.7.	An indication of the articles of association, statutes, charter or bylaw provisions, if any, governing the ownership threshold above which stockholder ownership must be disclosed	Not Applicable	Not Applicable

21.2.8.
A description of the conditions imposed by the memorandum and articles of association statutes, charter or bylaw governing changes in the capital, where such conditions are more stringent than is required by law
		Not Applicable	Not Applicable

22.	MATERIAL CONTRACTS
	Summary of material contracts	Exhibit II	6-7 (Note 1. Basis of presentation) and
22-23 (Note 16. Agreement with Hess)

23.	THIRD PARTY INFORMATION AND STATEMENT BY EXPERTS AND DECLARATIONS OF ANY INTEREST

23.1.
Where a statement or report attributed to a person as an expert is included in the Registration Document, provide such person’s name, business address, qualifications and material interest if any in the issuer
		Exhibit I	Exhibit 99.2

23.2.	Where information has been sourced from a third party, provide a confirmation that this information has been accurately reproduced	Exhibit I	Exhibit 99.2

24.	DOCUMENTS ON DISPLAY	Chapter C	43-44 (X. Documents on Display)

25.	INFORMATION ON HOLDINGS	Chapter C	34 (V. Organizational Structure)
		Exhibit I	Exhibit 21 (Subsidiaries of the Registrant)

- XVI -

ANNEX III
MINIMUM DISCLOSURE REQUIREMENTS FOR THE SHARE SECURITIES NOTE
(SCHEDULE)
(Page numbering refers to the page contained in the relevant documents)

Item#	Item contents	Chapter/Exhibit	Page/Section
1.	PERSONS RESPONSIBLE

1.1.	All persons responsible for the information given in the prospectus	Chapter C	7 (Company Representatives for Prospectus)

		Exhibit I	Exhibits 31.1, 31.2 and 32.1

		Exhibit II	Exhibits 31.1, 31.2 and 32.1

1.2.	A declaration by those responsible for the prospectus	Chapter C	7 (Company Representatives for Prospectus)

2.	RISK FACTORS	Exhibit I	19-32 (Item 1A. Risk Factors) and 67 (Item 7A. Quantitative and Qualitative Disclosures About Market Risk)

		Exhibit II	47 (Item 3. Quantitative and Qualitative Disclosures About Market Risk) and 49 (Item 1A. Risk Factors)

3.	KEY INFORMATION

3.1.	Working capital statement	Chapter C	34 (VII. Working Capital Statement)

3.2.	Capitalization and indebtedness	Chapter C	30-32 (II. Statement of Capitalization and Indebtedness as of September 30, 2010)

3.3.	Interest of natural and legal persons involved in the issue/offer	Not Applicable	Not Applicable

3.4.	Reasons for the offer and use of proceeds	Chapter C	29 (1.11 Purpose of the Listing and Liquidity)

4.	INFORMATION CONCERNING THE SECURITIES TO BE OFFERED/ADMITTED TO TRADING

4.1.	Type and the class of the securities being offered, including the security identification code	Chapter C	25 (1.1 Type and the Class of the Securities Being Listed, Including the Security Identification Code)

- XVII -

Item#	Item contents	Chapter/Exhibit	Page/Section
4.2.	Legislation under which the securities have been created	Chapter C	25 (1.2 Legislation Under Which the Securities Have Been Created)

4.3.	Form of securities, name and address of the entity in charge of keeping the records	Chapter C	25-26 (1.3 Form of Securities, Name and Address of the Entity in Charge of Keeping the Records)

4.4.	Currency of the securities issue	Chapter C	26 (1.4 Currency of the Securities Issue)

4.5.	Rights attached to the securities	Chapter C	26-28 (1.5 Rights Attached to the Securities)

4.6.	Statement of the resolutions, authorizations and approvals by virtue of which the securities have been or will be created and/or issued	Not Applicable	Not Applicable

4.7.	Expected issue date of the securities	Not Applicable	Not Applicable

4.8.	Description of any restrictions on the free transferability of the securities.	Chapter C	29 (1.8 Transferability)

4.9.	Mandatory takeover bids and/or squeeze-out and sell-out rules in relation to the securities.	Chapter C	28 (1.6 Anti-Takeover Statutes)

4.10.	An indication of public takeover bids by third parties in respect of the issuer’s equity, which have occurred during the last financial year and the current financial year.	Not Applicable	Not Applicable

4.11.	Information on taxes on the income from the securities withheld at source	Chapter C	40-43 (IX. Tax Consequences)

5.	TERMS AND CONDITIONS OF THE OFFER

5.1.	Conditions, offer statistics, expected timetable and action required to apply for the offer

5.1.1.	Conditions to which the offer is subject	Not Applicable	Not Applicable

5.1.2.	Total amount of the issue/offer	Not Applicable	Not Applicable

5.1.3.	Time period during which the offer will be open and description of the application process	Not Applicable	Not Applicable

5.1.4.	Circumstances under which the offer may be revoked or suspended and whether revocation can occur after dealing has begun	Not Applicable	Not Applicable

5.1.5.	Possibility to reduce subscriptions and the manner for refunding excess amount paid by applicants	Not Applicable	Not Applicable

5.1.6.	Minimum and/or maximum amount of application	Not Applicable	Not Applicable

5.1.7.	Period during which an application may be withdrawn	Not Applicable	Not Applicable

5.1.8.	Method and time limits for paying up the securities and for delivery of the securities	Not Applicable	Not Applicable

5.1.9.	Manner and date in which results of the offer are to be made public	Not Applicable	Not Applicable

- XVIII -

Item#	Item contents	Chapter/Exhibit	Page/Section
5.1.10.	Procedure for the exercise of any right of preemption	Not Applicable	Not Applicable

5.2.	Plan of distribution and allotment

5.2.1.	The various categories of potential investors to which the securities are offered	Not Applicable	Not Applicable

5.2.2.
Indication of whether major shareholders or members of the issuer’s management, supervisory or administrative bodies intended to subscribe in the offer, or whether any person intends to subscribe for more than five per cent of the offer
		Not Applicable	Not Applicable

5.2.3.	Pre-allotment Disclosure:

a)	The division into tranches of the offer	Not Applicable	Not Applicable

b)	The conditions under which the claw-back may be used	Not Applicable	Not Applicable

c)	The allotment method or methods to be used for the retail and issuer’s employee tranche	Not Applicable	Not Applicable

d)	Pre-determined preferential treatment to be accorded to certain classes of investors or certain affinity	Not Applicable	Not Applicable

e)	Whether the treatment of subscriptions or bids to subscribe in the allotment may be determined on the basis of which firm they are made through or by	Not Applicable	Not Applicable

f)	A target minimum individual allotment if any within the retail tranche	Not Applicable	Not Applicable

g)	The conditions for the closing of the offer as well as the date on which the offer may be closed at the earliest	Not Applicable	Not Applicable

h)	Whether or not multiple subscriptions are admitted	Not Applicable	Not Applicable

5.2.4.	Process for notification to applicants of the amount allotted	Not Applicable	Not Applicable

5.2.5.	Over-allotment and ‘green shoe’:	Not Applicable	Not Applicable

a)	The existence and size of any over-allotment facility and/or ‘green shoe’	Not Applicable	Not Applicable

b)	The existence period of the over-allotment facility and/or ‘green shoe’	Not Applicable	Not Applicable

c)	Any conditions for the use of the over-allotment facility or exercise of the ‘green shoe’	Not Applicable	Not Applicable

5.3.	Pricing

5.3.1.	An indication of the price at which the securities will be offered	Not Applicable	Not Applicable

5.3.2.	Process for the disclosure of the offer price	Not Applicable	Not Applicable

5.3.3.	If the issuer’s equity holders have pre-emptive purchase rights and this right is restricted or withdrawn	Not Applicable	Not Applicable

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Item#	Item contents	Chapter/Exhibit	Page/Section
5.3.4.
Where there is or could be a material disparity between the public offer price and the effective cash cost to members of the administrative, management or supervisory bodies or senior management, or affiliated persons, of securities acquired by them in transactions during the past year
		Not Applicable	Not Applicable

5.4.	Placing and Underwriting

5.4.1.	Name and address of the co-coordinator(s) of the global offer	Not Applicable	Not Applicable

5.4.2.	Name and address of any paying agents and depository agents in each country	Chapter C	25-26 (1.3 Form of Securities, Name and Address of the Entity In Charge of Keeping the Records)

5.4.3.	Name and address of the entities agreeing to underwrite the issue on a firm commitment basis	Not Applicable	Not Applicable

5.4.4.	When the underwriting agreement has been or will be reached	Not Applicable	Not Applicable

6.	ADMISSION TO TRADING AND DEALING ARRANGEMENTS

6.1.	Whether the securities offered are or will be the object of an application for admission to trading	Chapter C	25 (1.1 Type and the Class of the Securities Being Listed, Including the Security Identification Code)

6.2.	Regulated markets or equivalent markets on which securities of the same class of the securities to be offered or admitted to trading are already admitted to trading	Chapter C	25 (1.1 Type and the Class of the Securities Being Listed, Including the Security Identification Code)

6.3.	Simultaneous private placement	Not Applicable	Not Applicable

6.4.	Details of the entities which have a firm commitment to act as intermediaries in secondary trading, providing liquidity	Not Applicable	Not Applicable

6.5.	Stabilization

6.5.1.	The fact that stabilization may be undertaken, that there is no assurance that it will be undertaken and that it may be stopped at any time	Not Applicable	Not Applicable

6.5.2.	The beginning and the end of the period during which stabilization may occur	Not Applicable	Not Applicable

6.5.3.	Identity of the stabilization manager	Not Applicable	Not Applicable

6.5.4.	The fact that stabilization transactions may result in a market price that is higher than would otherwise prevail	Not Applicable	Not Applicable

7.	SELLING SECURITIES HOLDERS

7.1.	Name and business address of the person or entity offering to sell the securities	Not Applicable	Not Applicable

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Item#	Item contents	Chapter/Exhibit	Page/Section
7.2.	The number and class of securities being offered by each of the selling security holders	Not Applicable	Not Applicable

7.3.	Lock-up agreements	Not Applicable	Not Applicable

8.	EXPENSE OF THE ISSUE/OFFER

8.1.	The total net proceeds and an estimate of the total expenses of the issue/offer	Not Applicable	Not Applicable

9.	DILUTION

9.1.	The amount and percentage of immediate dilution resulting from the offer	Not Applicable	Not Applicable

9.2.	In the case of a subscription offer to existing equity holders, the amount and percentage of immediate dilution if they do not subscribe to the new offer	Not Applicable	Not Applicable

10.	ADDITIONAL INFORMATION

10.1.	If advisors connected with an issue are mentioned in the Securities Note, a statement of the capacity in which the advisors have acted	Not Applicable	Not Applicable

10.2.	An indication of other information in the Securities Note which has been audited or reviewed by statutory auditors	Not Applicable	Not Applicable

10.3.
Where a statement or report attributed to a person as an expert is included in the Securities Note, provide such persons’ name, business address, qualifications and material interest if any in the issuer
		Exhibit I	Exhibit 99.2

10.4.	Where information has been sourced from a third party	Exhibit I	Exhibit 99.2

- XXI -

EXHIBITS

- i -

EXHIBIT I
ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009,
FILED BY TOREADOR WITH THE U.S. SECURITIES AND EXCHANGE
COMMISSION ON MARCH 16, 2010

- i -

EXHIBIT II
QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2010,
FILED BY TOREADOR WITH THE SEC ON NOVEMBER 9, 2010

- ii -

EXHIBIT III
DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, FILED BY TOREADOR WITH
THE SEC ON MAY 3, 2010

- iii -

EXHIBIT IV
RESTATED CERTIFICATE OF INCORPORATION OF TOREADOR AND CERTIFICATE
OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF
TOREADOR

- iv -

EXHIBIT V
FOURTH AMENDED AND RESTATED BYLAWS OF TOREADOR

- v -

EXHIBIT VI
CONSOLIDATED FINANCIAL STATEMENTS OF TOREADOR AS OF DECEMBER 31, 2008
AND DECEMBER 31, 2007

- vi -

EXHIBIT VII
CURRENT REPORTS ON FORM 8-K FILED BY TOREADOR WITH THE SEC ON
MAY 10, 2010 AND MAY 13, 2010, AS AMENDED ON NOVEMBER 3, 2010

- vii -